                                                                    EXHIBIT 10.3

                                LEASE AGREEMENT

ARTICLE 1 - BASIC LEASE TERMS.................................    1

ARTICLE 2 - DEMISED PREMISES AND COMMON AREAS.................    3

ARTICLE 3 - TERM..............................................    4

1. Primary Term...............................................    4
2. Extended Term..............................................    4
3. Early Termination Right....................................    4

ARTICLE 4 - BASE RENT.........................................    5

1. Primary Term...............................................    5
2. Extended Term..............................................    6
3. Late Payment Of Base Rent And Additional Rent..............    7

ARTICLE 5 - USE...............................................    7

ARTICLE 6 - OPERATING COSTS, CAPITAL EXPENDITURES, LANDLORD
REPAIRS AND REAL ESTATE TAXES.................................    8

ARTICLE 7 - UTILITIES AND SERVICES............................   16

ARTICLE 8 - CONDITION OF THE PREMISES, LANDLORD AND TENANT
IMPROVEMENTS..................................................   17

1. Condition Of The Premises..................................   17
2. Landlord Improvements And Repairs: Hvac And Air Quality....   18
3. Airquality Monitoring......................................   19
4. Landlord Improvements - General............................   19
5. Default By Landlord........................................   20
6. Tenant Improvements........................................   20
7. Installation Of Tenant's Microwave Dishes On Roof..........   23
8. Elevator And Lobby.........................................   23

ARTICLE 9 - ALTERATIONS, ADDITIONS AND IMPROVEMENTS...........   23

ARTICLE 10 - COMPLIANCE WITH LAWS.............................   23

ARTICLE 11 - DAMAGE AND DESTRUCTION...........................   25

ARTICLE 12 - CONDEMNATION.....................................   26

ARTICLE 13 - INSURANCE........................................   27

ARTICLE 14 - INDEMNITY........................................   28

ARTICLE 15 - SUBLETTING AND ASSIGNMENT........................   29

ARTICLE 16 - TENANT'S PROPERTY................................   30

ARTICLE 17 - SIGNS............................................   30

ARTICLE 18 - PARKING AND LOADING...............................   31

ARTICLE 19 - TENANT'S DEFAULT..................................   32

ARTICLE 20 - LANDLORD'S DEFAULT................................   33

ARTICLE 21 - NOTICE/AUTHORITY..................................   33

ARTICLE 22 - LANDLORD'S ACCESS.................................   34

ARTICLE 23 - QUIET ENJOYMENT...................................   34

ARTICLE 24 - HOLDING OVER......................................   34

ARTICLE 25 - SUBORDINATION.....................................   34

ARTICLE 26 - MEMORANDUM OF LEASE...............................   36

ARTICLE 27 - SURRENDER OF PREMISES.............................   36

ARTICLE 28 - ESTOPPEL CERTIFICATE..............................   36

ARTICLE 29 - MECHANICS' LIENS..................................   37

ARTICLE 30 - HAZARDOUS SUBSTANCES..............................   37

ARTICLE 31 - SECURITY DEPOSIT..................................   38

ARTICLE 32 - EXPANSION RIGHT...................................   38

ARTICLE 33 - ADDITIONAL PROVISIONS.............................   39


LIST OF EXHIBITS

Exhibit A: Schedule of Space

Exhibit A-1: Plan of the Demised Premises

Exhibit A-2: Building Complex Space Allocation

Exhibit B: Landlord's Services

Exhibit C: Site Plan (showing Building Complex, parking areas and loading docks)

Exhibit C-1: Parking and Loading Plan

     THIS LEASE is executed on May 29, 1998 and made effective as of April 1, 1998, between Maynard Industrial Properties Associates Trust, a Massachusetts Nominee Trust under declaration of trust dated December 10, 1990 and recorded with the Middlesex South Registry of Deeds in Book 21018, Page 326, with an address at 124 Acton Street, Maynard, Massachusetts 01754 ("Landlord") and SeaChange International, Inc., a Delaware Corporation, with an address at 124 Acton Street, Maynard, Massachusetts 01754 ("Tenant").


                         ARTICLE 1 - Basic Lease Terms


     1. Reference in this Lease to any of the terms listed below shall be deemed to incorporate and be a reference to the data set forth next to such term in this Article.


     (a)  Additional Rent: See Article 6
          ---------------

     (b)  Address of the Demised Premises: 124 Acton Street, Maynard,
          -------------------------------
          Massachusetts 01754

     (c)  Annual Base Rent: See Section 4.1
          ----------------

     (d)  Base Rent: The net rent due Landlord for the use of the Demised
          ---------
          Premises without any markup or add-on for utility expenses, operating expenses or real estate taxes associated with the Property shown on the schedule of Base Rent in Article 4.

     (e)  Building: The three story building commonly known as Building No.3, as
          --------
          well as that certain area located in the so called Connector Building referred to in Exhibit A attached hereto, located on the Land containing a total of 79,822 rentable square feet. In the event that Tenant exercises its Expansion Right pursuant to Section 32.4, the word "Building" shall also include Building No.1, for purposes of Articles 6, 10, 11, 12, 13, 30, and Exhibit B.

     (f)  Building Complex: The Building and all other buildings (currently
          ----------------
          Building No.1, Building No.2 and the balance of the Connector Building) located on the Land collectively containing a total of 126,622 rentable square feet.

     (g)  Building No. 1: The one-story building located within the Building
          --------------
          Complex on the Land containing a total of 21,189 rentable square feet.

     (h)  Commencement Date:  as of April l, 1998
          -----------------

     (i)  Date of Execution: The date, which shall be inserted above, on which
          -----------------
          this Lease is fully executed by both parties.

     (j)  Demised Premises: See Article 2 and Exhibits A and A-1, subject to
          ----------------
          increase if Tenant exercises its Expansion Right.

     (k)  Early Termination Right: See Section 3.3
          -----------------------

     (l)  Expansion Right: See Article 32
          ---------------

     (m)  Expiration Date: The end of the 84th full calendar month following the
          ---------------
          Commencement Date, unless the Term is extended pursuant to Article 3 hereof.

     (n)  Extended Term: See Article 3
          -------------

     (o)  Land: The parcel of land located at 124 Acton Street, Maynard,
          ----
          Massachusetts, shown on a plan of land dated January 28, 1974 by Colburn Engineering, recorded as plan 44 of 1975 at the end of Book 12751 in the Middlesex South Registry of Deeds and all rights and easements appurtenant thereto.

     (p)  Landlord: Maynard Industrial Properties Associates Trust
          --------

     (q)  Landlord's Address: 124 Acton Street, Maynard, Massachusetts 01754
          ------------------

     (r)  Landlord Improvements: See Article 8.2
          ---------------------

     (s)  Landlord Work: See Section 8.1
          -------------

     (t)  Primary Term: See Article 3
          ------------

     (u)  Property: The Land and all site improvements and parking areas located
          --------
          thereon together with the Building Complex.

     (v)  Real Estate Tax Arrearage: See Section 6.11
          -------------------------

     (w)  Security Deposit: See Article 3l.
          ----------------

     (x)  Tenant: SeaChange International, Inc.
          ------

     (y)  Tenant's Address: 124 Acton Street, Maynard, Massachusetts 01754
          ----------------

     (z)  Tenant's Improvements: See Article 8.6
          ---------------------

     (aa) Term: Primary and/or Extended Term as the context may require
          ----

     (bb) Use: See Article 5
          ---

     2. The Exhibits listed below are attached hereto and are incorporated in this Lease by reference herein.

     (a)  Exhibit A; Schedule of Space

     (b)  Exhibit A-1; Plan of the Demised Premises

     (c)  Exhibit A-2; Building Complex Space Allocation

     (d)  Exhibit B; Landlord's Services

     (e) Exhibit C; Site Plan (showing Building Complex, parking areas and loading docks)

     (f)  Exhibit C-l; Parking and Loading Plan



                  ARTICLE 2-Demised Premises and Common Areas

     In consideration of the Base Rent, Additional Rent and agreements herein reserved and contained on the part of Tenant to be paid, performed, and observed, the Landlord does hereby demise and lease to Tenant, and Tenant leases from Landlord, for the term hereinafter set forth, upon and subject to the terms and conditions of this Lease, the Demised Premises. The Demised Premises shall initially consist of the Initial Demised Premises shown on Exhibit A and Exhibit A-1 and shall be increased to include the First Additional Premises as defined and for the periods shown on Exhibit A; Schedule of Space and shown on Exhibit A-1; Plan of the Demised Premises and may be further increased in accordance with Article 32.

     Appurtenant to such leasing are the right of ingress and egress to the Demised Premises, and, during Period 1 shown on Exhibit A, the right in common with others to use the elevator and common passageways and stairways in the Building, and the right to access the first floor manufacturing space through other space on the first floor as shown on Exhibit A-1 and the right to access the third floor space through other space on the third floor as shown on Exhibit A-1, which other space is currently under the control of Landlord. During Period 1, Tenant shall also have as appurtenant to such lease, the right to use the vestibule and lobby on the first floor of the Building, which Landlord represents are currently under lease to and/or occupied and used by Andataco, Inc., in connection with its lease of space in Building No.2. If at any time prior to the commencement of Period 1A such tenant vacates or removes some or all of its furniture from the lobby and/or vestibule, Tenant shall have the right to the exclusive use of such area, including the right to place its furniture and other personal property therein and to install telephone lines and electric and computer lines therein connecting to other space leased by Tenant. If Tenant wishes to exercise this right, it shall do so by written notice thereof to Landlord and from and after the date set forth in such notice, such space shall be added to the Demised Premises leased hereunder and the Base Rent shall be increased in the amount of $4.75 per square foot contained within the lobby and/or vestibule, as appropriate. Landlord shall notify Tenant in advance if such area or areas are likely to become vacant. Beginning with Period 1A, all such areas (i.e. the above-described elevator, passageways, stairways, vestibule and lobby, as well as the balance of the First Additional Premises) shall be included within the Demised Premises.

     Also appurtenant to such leasing is the right to pass over and park on that portion of the Land owned by Landlord and designated by Landlord for parking and the exclusive right to use the loading docks indicated on Exhibit A-1 according to the schedule of increased space shown on Exhibit A and as further set forth in Article 18 hereof. Tenant may use the Demised Premises for the purposes and uses defined below in Article 5.

     Tenant shall also have as appurtenant to such leasing the right, upon request (which may be verbal) to Landlord's Property Manager, and subject to such reasonable and timely conditions as the Property Manager may impose, to access to the roof of the Building, and to the roof of Building No.1 in the event that Tenant exercises its Expansion Right under Section 32(b), in connection with the installation, maintenance, repair and/or replacement of Tenant's equipment on the roof of each such Building. Any such installation, repair or replacement shall be subject to the provisions of Section 8.6, Section
8.7 and Article 9 if applicable.

     Tenant shall have the right to add to the Demised Premises all or a portion of the First Additional Premises ("Early Space") prior to July 1, 1998. If Tenant wishes to exercise this right, it shall do so by written notice thereof to Landlord, and from and after the date set forth in such notice, or, if later, the date on which Landlord has performed Landlord Work with respect to any such Early Space located on the third floor of Building No.3, such Early Space shall be added to the Demised Premises leased hereunder. In such event, Base Rent shall be due with respect to such space during Period 1, at the rate of $4.75 per square foot per annum, subject to the provisions of Section 4.1 relating to the New Third Floor Space. The parties hereby acknowledge that the "demonstration room" on the first floor of Building No.3, and the adjacent corridor, and an additional area on the first floor of Building No.3 known as the "former marketing area," containing, together, a total of 3,692 square feet, was added to the Demised Premises as Early Space pursuant to such a notice as of May 1, 1998.


                               ARTICLE 3 - Term

     1. Primary Term: The Primary Term of this Lease shall be for Seven (7) Years commencing on the Commencement Date and ending on the Expiration Date except as otherwise provided hereinafter.


     2. Extended Term: Tenant shall have the option to extend this Lease for a period of Three (3) Years commencing on the Expiration Date and ending on the third anniversary after the Expiration Date provided that Tenant shall give to Landlord written notice of the exercise of this option no later than nine months prior to the Expiration Date and that Tenant shall not then be in default beyond any applicable grace and/or cure periods of any provision of this Lease. This Lease shall be extended upon the same terms, covenants and conditions, except as may otherwise be provided in Section 4.2 herein.


     3. Early Termination Right: If Landlord does not (i) timely perform all of its obligations under Section 6.11(a) by July 7, 1998 and/or (ii) deliver to Tenant, on or before July 8, 1998, the Tax Payment Notice as required pursuant to Section 6.11(b), and/or (iii) deliver to Tenant, on or before July 15, 1998, the Building Permit Notice pursuant to Section 6.11(c)), Tenant shall have the option to terminate this Lease (the "Early Termination Right") on or before January 31, 1999 provided that Tenant shall give to Landlord written notice of the exercise of its Early Termination Right at least one hundred twenty (120) days prior to the proposed termination date specified in such notice (the "Termination Date"). If such notice is timely given, the Lease shall terminate on the Termination Date.

                             ARTICLE 4 - Base Rent

     1. Primary Term: Commencing on the Commencement Date and thereafter on or before the first day of each calendar month during the Term, Tenant shall pay to Landlord, at Landlord's address stated above, or at such other place or address as Landlord may, from time to time, direct as provided for in Article 21, fixed monthly Base Rent in the following amounts:


     (a) Period 1: Commencement Date through June 30, 1998 - Seventeen Thousand Two Hundred Twenty-Six Dollars and Twenty-Seven Cents ($17,226.27) per full calendar month. This amount is based on an Annual Base Rent rate of Four Dollars and Seventy-Five Cents ($4.75) per square foot for Forty-Three Thousand Five Hundred Nineteen square feet (43,519 SF). No Base Rent or Additional Rent shall be payable with respect to Two Thousand One Hundred Twenty (2,120 SF) square feet of storage space within the Demised Premises on the third floor of Building No.3. Notwithstanding the foregoing, (i) the monthly payments of Base Rent shall be reduced pursuant to Subsection (f) below and (ii) if any Early Space is added to the Demised Premises pursuant to Section 2, Additional Rent during Period 1 shall be increased accordingly, and Base Rent shall be due with respect to such Early Space unless it is part of the New Third Floor Premises, as further set forth in Subsection (e) below.

     (b) Period 1A: July 1, 1998 through December 31, 1998 - Twenty-Three Thousand Four Hundred Sixty-Two Dollars and Twenty-Three Cents ($23,462.23) per full calendar month. This amount is based on an Annual Base Rent rate of Four Dollars and Seventy-Five Cents ($4.75) per square foot for Fifty-Nine Thousand Two Hundred Seventy Three square feet (59,273 SF). No Base Rent shall be payable with respect to Twenty Thousand Five Hundred Forty-Nine (20,549SF) square feet of space within the First Additional Premises on the third floor of Building No.3 (the "New Third Floor Premises"), including any portion thereof which is added to the Demised Premises as Early Space, for a period of six (6) months. Notwithstanding the foregoing, the above monthly payments of Base Rent shall be reduced pursuant to Subsection
          (f) below. No Additional Rent shall be payable with respect to the New Third Floor Premises until the Landlord has completed the Landlord Work described in Paragraph 8.1(a) below; except that Tenant shall pay Additional Rent for any New Third Floor Premises which is delivered to Tenant at its request as Early Space with Landlord Work completed.

     (c)  Period 2: January 1, 1999 through the Expiration Date:

          (i) January 1, 1999 through March 31, 1999 - Thirty-One Thousand Five Hundred Ninety-Six and Twenty-One Cents ($31,596.21) per full calendar month. This amount is based on an Annual Base Rent rate of Four Dollars and Seventy-Five Cents ($4.75) per square foot for Seventy-Nine Thousand Eight Hundred and Twenty-Two square feet (79,822 SF), subject to the provisions of Subsection (e) below;

          (ii) April 1, 1999 through March 31, 2002- Thirty Nine Thousand Nine Hundred Eleven Dollars ($39,911) per full calendar month. This amount is based on an Annual Base Rent rate of Six Dollars ($6.00) per square foot for Seventy-Nine Thousand Eight Hundred and Twenty-Two square feet (79,822 SF); and

          (iii) April 1, 2002 through the Expiration Date - Forty-Three Thousand Two Hundred Thirty-Six Dollars and Ninety-Two Cents ($43,236.92) per full calendar month. This amount is based on an Annual Base Rent rate of Six Dollars and Fifty Cents ($6.50) per square foot for Seventy Nine Thousand Eight Hundred Twenty Two square feet (79,822 SF).

     (d) The monthly Base Rent for any partial month at the beginning or end of the Term shall be prorated at the rate of 1/30 of the then current installment of Base Rent for each day in such partial month.

     (e) The monthly Base Rent for Period 1A identified above shall not commence until Landlord has delivered the space in the condition identified in Article 8.1. Further, Tenant shall be entitled to six
          (6) months free Base Rent with respect to all of the New Third Floor Space, beginning on the date any such space is added to the Demised Premises, whether as Early Space or otherwise. Thus, for example, if 600 square feet of New Third Floor Space is added to the Demised Premises on June 1, 1998 and 1,200 square feet is added on July 1, 1998 and the balance is added on August 1, 1998, the Base Rent for the first such space shall begin on December 1, 1998, the second such space on January 1, 1999 and the third such space on February 1, 1999.

     (f) The monthly Base Rent for each of the months of May, June, July, August, September and October, 1998 shall be reduced by a credit in the amount of $2,417.72 each month (for a total reduction of $14,506.33) in order to reimburse Tenant for its previous payment of $31,772.60 as Base Rent for the month of April, 1998, or an excess payment of $14,506.33. Accordingly, for the months of May and June 1998 the amount to be paid monthly for Base Rent shall be $14,808.55 and for the months of July 1998 through October, 1998, the amount to be paid monthly for Base Rent shall be $21,044.51.
                                                 ----------


     2. Extended Term: The Annual Base Rent for the Extended Term shall be Ninety-Five Percent (95%) of the Fair Market Rental Value ("FMRV") at the commencement of such Extended Term. The FMRV shall be determined as follows:

     (a) Upon receipt by Landlord of Tenant's written notice exercising its option to extend the Lease as provided above in Article 3.2, Landlord shall within ten (10) days provide Tenant with a proposed rent schedule for Annual Base Rent for the Extended Term.

     (b)  Landlord and Tenant shall schedule a meeting no later than fifteen
          (15) days after receipt by Landlord of Tenant's written notice exercising its option, to mutually agree on a rent schedule for the Extended Term.

     (c) If Landlord and Tenant are unable to agree on a rent schedule, then within five (5) days of the meeting each shall name and appoint a duly qualified and licensed real estate appraiser or appraisal firm of recognized competence and experience in central and eastern Massachusetts. The fees of each appraiser shall be paid by the appointing party. If for any reason either Landlord or Tenant do not appoint an appraiser by 5:00 PM on the fifth (5th) day, or if the fifth (5th) day falls on a Saturday, Sunday or a holiday, by 5:00 PM of the next business day, then the party making their appointment may request the President of the Greater Boston Real Estate Board or a presiding Justice of the Middlesex Superior Court appoint a second appraiser. The fee of the second appraiser shall be paid by the non-appointing party.

     (d) Within ten (10) days of their appointment, the two appraisers shall appoint a third appraiser of comparable qualifications. If the two appraisers cannot agree on a third, then either Landlord or Tenant can follow the above procedure for the appointment of the third appraiser. The fee of the third appraiser shall be divided equally between the parties.

     (e) The three appraisers shall complete their assignments and establish the FMRV for the Demised Premises for the period of the Extended Term within thirty (30) days after the appointment of the third appraiser. If all three appraisers are unable to agree on the FMRV, then the three appraisal reports shall be compared and the percent variance between values calculated. The two appraisals with the least variance between the values shall be added together and the sum divided by two
          (2), which quotient shall represent the FMRV for the Demised Premises. The FMRV shall be expressed in dollars per square foot per year.

     (f) The Annual Base Rent for the Extended Term is calculated by multiplying the FMRV as determined by ninety-five percent (95% or .95).

     3. Late Payment of Base Rent and Additional Rent: The Base Rent and the Additional Rent shall be considered late if the payment is not received by Landlord by 5:00 PM on the first day of each month during the Term. Landlord shall assess and Tenant agrees to pay Landlord, as Additional Rent, a late fee equal to five (5%) percent of the then monthly rental payment due for both Base Rent and Additional Rent if payment is made after the fifth day of the month.

                                ARTICLE 5 - Use

     Tenant may use the Demised Premises (i) for general and executive offices;
(ii) for research and development; (iii) for the manufacture and assembly of products; (iv) for testing and inspection of assembled products; (v) for the warehousing of both raw materials and finished goods related to Tenant's business; and (vi) for corporate sales, training and demonstration purposes related to Tenant's business ("Permitted Uses"). Tenant may use the Demised Premises for such other business use in which Tenant might engage in the future provided that Tenant receives the prior written approval of Landlord which approval shall not be unreasonably withheld or delayed. It shall be the Tenant's responsibility to insure that its intended use of the Demised Premises is in compliance with all laws, codes and regulations throughout the Primary Term and any Extended Term of this Lease.

ARTICLE 6 - Operating Costs, Capital Expenditures, Landlord Repairs and Real Estate Taxes

     1. During the term of this Lease, Tenant shall pay to Landlord as Additional Rent "Tenant's Proportionate Share," hereinafter defined, of the following Operating Costs ("Operating Costs") actually incurred by Landlord pursuant to the discharge of its obligation to manage the Property under this Lease. Notwithstanding the foregoing, Tenant shall not be obligated to pay for any costs incurred by Landlord, its agents, employees and/or contractors arising from the operation, maintenance and repair of those systems, structures and improvements on the Property serving only Building No. 1 (unless, pursuant to Article 32 Building No. 1 shall have been added to the Demised Premises) and/or Building 2 and/or not benefiting the Demised Premises. "Tenant's Proportionate Share" shall mean the percentage determined by taking the actual amount of space occupied by Tenant during the Term for which Tenant is to be charged Additional Rent and dividing it by the total amount of space in the Building Complex which percentage is shown on Exhibit A-2; Building Complex Space Allocation. Landlord shall provide to Tenant the services outlined below and shown on Exhibit B; Landlord's Services attached hereto, and those set forth in Sections 6.5, 7.1,
7.6 and in Article 8.

     Notwithstanding the foregoing, if any of the services provided by Landlord, the costs of which are included as Operating Costs under this Section 6.1, benefit only the Demised Premises or benefit the Demised Premises and some, but not all, of the balance of the Building Complex (such as, by way of example, costs relating to the elevator at Building No. 3, and certain of the expenses referred to in subsections (g), (h), (i), and (k) in the next following paragraph), Tenant shall pay a share of such costs equal to the percentage determined by taking the actual amount of space occupied by Tenant during the Term for which Tenant is to be charged Additional Rent and dividing it by the total amount of space within the Building Complex affected or benefited by such services.

     Operating Costs for which Tenant shall pay Tenant's Proportionate Share include the following:

     (a) All necessary repairs, maintenance, operation and replacements, which are not capital expenditures, of the parking areas, sidewalks and grounds including, without limitation, all exterior lighting, landscaping including lawn mowing, edging and weeding and mulching of flower beds, edging of walkways and pruning of shrubs, and snow removal from all walks, driveways and parking areas on the Land including the cost of materials and supplies in connection with any such maintenance, repair, operation and replacements;

     (b) The reasonable and customary management fee for Landlord or Landlord's managing agent in the amount of 3% of the aggregate Base Rent for all tenants at the Building Complex for each calendar year in the term;

     (c) The cost of Common Area support space including a property management office (577 SF) and telecom room (215 SF) located in the Connector Building, and a transformer room (146 SF) located in Building No. 2, each of which is shown on Exhibit A-1 and identified on Exhibit A-2;

     (d) The cost of materials and supplies used in connection with the management of the Property;

     (e) The contract wage of an independent contractor or the salary of the employee(s) to the extent engaged in the operation and maintenance of the Demised Premises including overtime at the hourly rate 150% of such employee's hourly wage (the current hourly overtime rate being $39), but not bonuses, payroll taxes, workmen's compensation insurance and the Landlord's share as employer of employee benefits, including, but not limited to, contributions to life insurance, hospitalization insurance and pension plans;

     (f) The premium for Landlord's "All Risk" property insurance and Landlord's Comprehensive General Liability Insurance for the Demised Premises as required by Article 13;

     (g)  Service costs for the elevator within and serving Building No. 3;

     (h) Cost of repair, maintenance, operation and replacements which are not capital expenditures made with respect to the Demised Premises, its systems including HVAC units and utility lines contained therein and the two (2) HVAC units serving Tenant's second floor computer room located on top of the roof of the Connector Building and related utility lines, including, without limitation, the cost of refuse removal and janitorial services, except that notwithstanding the foregoing, it is agreed that (x) any obligations of Landlord stated in
          Article 8 shall be done at Landlord's sole cost without any reimbursement from Tenant unless such repair is increased as a result of alterations or improvements performed by Tenant and (y) Landlord will pursue any warranty or guaranty available before including any such expense as an Operating Cost;

     (i) Cost of all supplies and materials used in connection with the operation, repair and maintenance of the Demised Premises, including, without limitation, bathroom and cleaning supplies, light bulbs, ballasts, fuses, and other electrical supplies, paper and paper goods;

     (j) Real Estate Taxes, betterments and special assessments (exclusive of any portion of the Real Estate Tax Arrearage, except for Tenant's Proportionate Share of Real Estate Taxes for Fiscal Year 1998 not previously paid by it); and

     (k) Utility expenses for those utilities serving Common Areas or serving the Demised Premises as described in Article 7 below.

     Operating Costs shall not include the following:

     (a) Rent, additional rent or other charges payable under any ground lease or superior lease affecting the Building Complex or the Land;

     (b) Leasehold improvements made in connection with the preparation of any portion of the Property for occupancy by a new or existing tenants;

     (c) Any expansion of the rentable area of the Building, Property or the parking areas serving the Building or Property except if such expansion directly benefits Tenant;

     (d) Costs, expenses or charges properly chargeable or attributable to a particular tenant or tenants of the Building (if the Building is a multi-tenant building) or Property;

     (e) Any utility or other service used or consumed in premises leased to any tenant or occupant of the Property;

     (f) Efforts to lease portions of the Property or to procure new tenants for the Property, including advertising expenses, leasing commissions and attorney's fees;

     (g)  Negotiations or disputes with any tenant of the Property;

     (h) Landlord's general overhead not directly related to the management or operations of the Property, except to the extent included in the management fee described above;

     (i) Repairs and replacements arising out of a fire or other casualty, except a reasonable deductible under insurance carried by Landlord, or out of an exercise of eminent domain affecting the Building or Property or any of the parking areas serving the Building or Property,

     (j) Landlord's or Landlord's managing agent's breach or violation of a law, lease or other obligation, including fines, penalties and attorneys' fees;

     (k) Fees for licenses, permits or inspections that are not part of Landlord's required maintenance of the Building or Property under this Lease or result from the act or negligence of Landlord, Landlord's managing agent or any other tenant of the Property;

     (l) Environmental testing, remediation and compliance except for any testing or remediation specifically requested by Tenant (the work performed by Landlord pursuant to Article 8 of this Lease shall not be deemed requested by Tenant for purposes of this Subparagraph (1));

     (m) Any repairs necessary to cure defects in the construction of any portion or in any component of the Building Complex, in the building systems or in the Landlord Improvements, Landlord Work or any other construction by Landlord provided that Tenant or its contractors have not done anything to result in the need for such repairs;

     (n) Any items with respect to which Landlord receives reimbursement from insurance proceeds or from a third party;

     (o)  Costs incurred by Landlord in connection with its obligations under
          Article 8 of this Lease; and

     (p) Any costs of repair and/or replacements arising out of or relating to any action or inaction of the Landlord or its employees, contractors or agents.

     2. Landlord shall reasonably estimate the Operating Costs for each calendar year wholly or partially included within the Term of this Lease. Prior to the execution hereof, Landlord shall send notice of said estimate to Tenant for the remaining portion of the first such calendar year and thereafter at least thirty (30) days prior to the commencement of each subsequent calendar year. During each calendar year thereafter included in the Term, Tenant shall pay, as Additional Rent, one twelfth of the applicable estimate each month to Landlord together with the fixed monthly Base Rent. If Landlord does not give Tenant such estimate within the time period stated above, then Tenant shall continue to make estimated payments based upon the preceding year's estimate and within thirty (30) days after receipt of the new estimate for the current calendar year, Tenant shall commence payment of the new estimated monthly amount and shall pay in a lump sum any retroactive amounts due from the beginning of the new calendar year, except that if such retroactive amount exceeds $25,000, Tenant shall have the right to pay it in installments over a three (3) month time period.

          It is agreed between the parties that Landlord may revise its estimate of Operating Costs once a calendar year to reflect increased costs and shall give notice to Tenant thereof no later than the tenth (10th) day of the month preceding the month in which said increased Operating Costs will be applicable. All payments made hereunder shall be paid to Landlord as stated in this Lease.

     3. Within one hundred twenty (120) days after the expiration of each calendar year included in the Term, Landlord shall provide Tenant with a written statement, in sufficient detail for verification by Tenant, comparing the actual Operating Costs for the preceding calendar year against the estimate of Operating Costs for the current calendar year. Within thirty (30) days after the delivery of such statement, including any statement delivered after the expiration or termination of this Lease, Tenant shall pay to Landlord the difference, if any, between the amount paid by Tenant as estimated Operating Costs and the amount owed by Tenant for the actual Operating Costs for such lease year, provided, however, that if Landlord does not furnish Tenant with a statement within six (6) months after the end of the billing period for Operating Costs, Tenant shall not be obligated to pay such amount. If Tenant's payment of the estimated Operating Costs was greater than the amount owed by Tenant for the actual Operating Costs, then Landlord shall pay same to Tenant within thirty (30) days after delivery of such a statement.

          Tenant shall notify Landlord within sixty (60) days after receipt of Landlord's statement of its intention to inspect Landlord's books and records with respect to Landlord's maintenance and operation of the Property for the purpose of verifying the actual Operating Costs and their inclusion and Landlord shall promptly thereafter provide Tenant with access to such records. Tenant, its accountant, or a qualified consultant engaged by Tenant, at Tenant's sole cost, shall conduct and conclude its inspection of Landlord's books and records with respect to Landlord's maintenance and operation of the Property within thirty (30) days after Tenant's notice and access and shall be entitled, at its expense, to make copies thereof. If such inspection reveals that Tenant's payment of the estimated Operating Costs was greater than the amount owed by Tenant for the actual Operating Costs, then Landlord shall pay same to Tenant within sixty(60) days after receipt by Landlord of a written notice from Tenant identifying the nature and amount of any overpayment.

     4.   If, during the Term of this Lease, Landlord shall make

          (i) a Capital Expenditure, hereinafter defined, for an improvement which produces a cost savings in operating the Land and/or Demised Premises and of which Landlord has given information reasonably satisfactory to Tenant demonstrating a cost savings greater than Tenant's Proportionate Share of the Annual Amortization of such improvement as stated in the following sentence; or

          (ii) a Capital Expenditure to the Property which benefits the Demised Premises and/or to the Demised Premises, which is required: a) to comply with changes in laws applicable to the Property and/or the Demised Premises, or b) as a result of an alteration or improvement performed by Tenant, except for any such Capital Expenditure made as a result of an obligation of Landlord pursuant to this Lease, which shall be done at Landlord's sole expense without any reimbursement from Tenant; then Tenant shall pay Tenant's Proportionate Share of the Annual Amortization of such Capital Expenditure. The Annual Amortization shall be determined by dividing the cost of the original Capital Expenditure plus an interest factor, reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Demised Premises are located, by the number of years of the useful life of the Capital Expenditure in accordance with GAAP.

          With respect to the payment of Tenant's Proportionate Share of the Annual Amortization, Tenant shall commence payment as Additional Rent of one twelfth (1/12th) of the annual amount shown in Landlord's notice given pursuant to the immediately preceding sentence with the next and each succeeding installment of rent becoming due during the Term, provided that the item for which the expenditure was made has been fully completed on the date of Tenant's first payment and further provided that Tenant has received notice of such amount at least fifteen (15) days prior to the month in which payment is first due or if not so received, then Tenant's payment shall commence as of the following month. For purposes of this Lease, a "Capital Expenditure" is defined as the acquisition of a prior non-existing asset or the acquisition of a replacement of a pre-existing asset not acquired in the ordinary course of business and not characterized as an operating cost or expense within generally accepted accounting principles, provided that the acquired asset must enhance the value of the real estate over its useful life, be permanently affixed to the real estate and excludes all personal property, removable trade fixtures and repairs to existing assets.

     5. Notwithstanding any provisions in this Lease to the contrary, Landlord shall perform all maintenance, repairs and replacements necessary to keep in good condition and working order and in compliance with all applicable laws, ordinances and regulations (a) the roof, foundation, columns and other structural elements of the Building, (b)the heating, ventilating, air conditioning, plumbing, electrical, life safety and other mechanical systems and equipment serving the Building, (c) the parking areas on the Land (including snow removal), (d) the driveways and walkways necessary for access to the Building or the Demised Premises or such parking areas (including snow removal),
(e) the entrances (including snow removal), necessary for access to the Building and Demised Premises, (f) the loading docks and passenger elevators in the Building, (g) the lavatories in the Demised Premises, and (h) any common areas and facilities provided by Landlord from time to time. When Landlord performs maintenance, repair and replacement work, Landlord shall take care not to unreasonably interfere with Tenant's use of the Demised Premises. If Tenant's use of the Demised Premises is materially adversely affected for more than three
(3) consecutive business days as a result of Landlord's breach of its repair obligations as set forth herein, then Tenant shall be entitled to an equitable abatement of rent for each such consecutive business days that Tenant's use is materially adversely affected.

     6. As used herein, Real Estate Taxes shall mean general real estate taxes levied against the Property but not any special assessments or taxes in the nature of improvement or betterment assessments which shall be governed solely by Paragraph 6.9. Real Estate Taxes shall also exclude, without limitation, any income, franchise, gross receipts, corporation, capital levy, excess profits, revenue, rent, inheritance, devolution, gift, estate, payroll or stamp tax by whatsoever authority imposed or howsoever designated or any tax upon the sale, transfer and/or assignment of Landlord's title or estate which at any time may be assessed against or become a lien upon all or any part of the Demised Premises, or this leasehold. In addition, Real Estate Taxes shall exclude any liens or taxes, penalties or interest which are levied or assessed against the Property for a period of time prior to the commencement of the Term or one levied or assessed for a period during the Term on account of late payment not caused by Tenant, or any related fees or costs, and shall also exclude all or any portion of the Real Estate Tax Arrearage, except for Tenant's Proportionate Share of Real Estate Taxes for Fiscal Year 1998 not previously paid by it.

     7. If at any time during the Term the laws concerning the methods of real property taxation prevailing at the commencement of the Term are changed so that a tax or excise on rents or any other such tax, however described, is levied or assessed against Landlord as a direct substitute in whole or in part for any Real Estate Taxes, Tenant shall pay before delinquency (but only to the extent that it can be ascertained that there has been a substitution and that as a result Tenant has been relieved from the payment of Real Estate Taxes it would otherwise have been obligated to pay) the substitute tax or excise on rents.

     8. Tenant shall pay monthly, as part of the Additional Rent described in Paragraph 6.2 above, Tenant's Proportionate Share of all Real Estate Taxes as estimated by Landlord based on the tax bill for the current tax year to be assessed against the Property for each fiscal tax year or such other tax period as may be defined by the appropriate governmental authority having jurisdiction or portion thereof included within the Term, and which are during such Term, levied, or imposed upon or become a lien or liens upon the Property or any part thereof. This part of the Additional Rent payment shall be one twelfth of the applicable annual estimate.

          Real Estate Taxes for the tax year in which the Term of this Lease commences and for the tax year in which such Term expires shall be apportioned between Landlord and Tenant in accordance with the number of days thereof falling within the Term of this Lease.

     9. Landlord shall pay when due all special assessments and betterment assessments for municipal improvements levied against the Property or any part thereof during the Term. Landlord may elect to either i) pay the assessments in full, or ii) pay in installments over the period of time and upon the terms offered by the assessing authority.

          Tenant shall pay Tenant's Proportionate Share of any such assessments which shall be calculated as follows: 1) using Tenant's Proportionate Share as identified in Exhibit A -Schedule of Space and Exhibit A-2 - Building Complex Space Allocation, 2) multiplied by the amount of the assessment attributable to the Property, 3) divided by the maximum number of installments allowed or allowable by the assessing authority, 4) multiplied by the interest rate (monthly or annual) as stated by the assessing authority. Payment of any such installment of an assessment shall be made in accordance with the Article 6.8 above.

     10. Landlord is solely responsible for the timely payment of Real Estate Taxes and any special assessments or betterment assessments to the Town of Maynard. So long as no lien will be placed against the Property, Landlord, at its sole election and its sole cost, may contest the amount of real estate taxes to be paid, file for an abatement of real estate taxes paid, file an appeal of the decision of the local Board of Assessors to the State Appellate Tax Board or file a suit in a court having jurisdiction over such matters. Should Landlord receive an abatement or an award from the court for amounts levied or assessed for a period falling within the Term, then Landlord shall pay to Tenant Tenant's Proportionate Share of such amount after deduction of expenses incurred in connection therewith.

     11. Landlord acknowledges that it currently owes real estate taxes and water and sewer charges due with respect to the Property (collectively, "Outstanding Taxes") for periods of time prior to the commencement of the Term, as well as interest, fees, penalties and costs relating to such Outstanding Taxes, and taxes and water and sewer charges for Fiscal Year 1998 (all such amounts, as well as any assessments or other amounts, outstanding with respect to the Property for any period of time prior to the Date of Execution, including penalties and interest, collectively, referred to as the "Real Estate Tax Arrearage"). As a material inducement to Tenant's willingness to execute this Lease, Landlord has agreed (a) to pay to the Town of Maynard, or other appropriate entity, the entire Real Estate Tax Arrearage on or before July 7, 1998; and (b) to provide to Tenant on or before July 8, 1998 written verification of its payment in full of all such amounts, as well as written verification from the Town of Maynard that it has accepted such amounts as payment in full (such written verification referred to as the "Tax Payment Notice"); and (c) to provide to Tenant on or before July 15, 1998 written verification from the Town of Maynard of Tenant's and Landlord's ability to obtain a building, occupancy, or other local permit or license for performing alterations or improvements at, and/or the occupancy by Tenant of, the Demised Premises (collectively, "Permits") and of the removal of any conditions or restrictions on (or the denial, suspension or revocation of) the issuance of any Permits resulting from the Real Estate Tax Arrearage (such written verification referred to as the "Building Permit Notice"). In the event that Landlord has not timely performed all of its obligations under this Section 6.11, Tenant shall be entitled to exercise its Early Termination Right pursuant to Section 3.3. Notwithstanding the foregoing, Landlord shall be entitled to seek relief against the Town of Maynard with respect to such amounts so long as such actions or litigation shall not affect Landlord's obligations in subsections (a) - (c) above or Tenant's ability to obtain any Permits.

     12. If the Term or Extended Term includes any partial calendar year, the Additional Rent for such calendar year shall be prorated according to the fraction of total days in such calendar year that are included in the Term or Extended Term. If the Term or Extended Term begins on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the monthly installment of Additional Rent for the month in which the Term begins or ends shall be prorated at the rate of 1/30 of the then current installment of Additional Rent for each day in such month.

                       ARTICLE 7- Utilities and Services

     1. Landlord shall supply to the Building Complex, of which the Demised Premises is a part, at no cost to Tenant, except as it may otherwise be provided Sections 6.1,6.2 and 7.2 in this Lease, the following services, which shall be available 24 hours per day, 7 days per week: gas, hot and cold running water for lavatory, cooking and drinking purposes, sewer services, heating, ventilating and air conditioning ("HVAC"), and electricity for lighting and the operation of Tenant's business equipment and machines. HVAC service shall be provided 8 a.m. to 6 p.m. Monday through Friday throughout the entire Demised Premises, and at other hours to portions of the Demised Premises, at Tenant's request, through the energy management system at the Property (the "EMS"). The Landlord shall provide that the heating system serving the Demised Premises shall heat all areas of the Demised Premises to an inside temperature of seventy (70) degrees Fahrenheit when the outside temperature is zero (0) degrees Fahrenheit or above, and that the air-conditioning equipment will be of sufficient capacity to cool the Demised Premises to seventy-five (75) degrees Fahrenheit plus or minus two (2) degrees with a relative humidity of fifty percent (50%) plus or minus five percent (5%) and the outside temperature is ninety-five (95) degrees dry bulb, seventy-three (73) degrees wet bulb.

     2. Tenant shall be responsible for the payment of all utility expenses for those utilities serving the Demised Premises associated with the use and occupancy of the Demised Premises including water, sewer, electricity, fuel oil or gas. Tenant will be charged by Landlord for its actual usage of utilities as part of the Operating Costs and which Tenant shall pay monthly as part of the Additional Rent, described in Paragraph 6.2. Landlord represents that gas, water and sewer service for Building No.3 are currently separately metered and that Landlord shall, at its sole cost and expense, separately sub-meter the electric utilities provided to Building No.3 and connect such submeter to the EMS, on or before July 1, 1998. For any utility service provided to all or any portion of the Demised Premises which are separately metered or submetered, Tenant shall be charged for its actual usage as shown on such meter or sub-meter, without mark-up.

     For any period during which any utility service provided to all or any portion of the Demised Premises is not separately metered or sub-metered, Tenant shall pay for such utility service, as follows. If such utility service is provided to all tenants at the Building Complex, Tenant's share shall be Tenant's Proportionate Share. If such utility service is provided to some, but not all, tenants at the Building Complex, Tenant's share shall be a fraction, the numerator of which is the square feet of the Demised Premises at the time such service is provided and the denominator of which is the total square feet of the premises to which such service is provided. Notwithstanding the foregoing, if Tenant's usage significantly increases on a per square foot basis over its current usage with respect to utilities which are not separately metered or sub-metered, Landlord may reasonably adjust Tenant's share.

     3. Tenant shall make its own arrangements with any utility company not servicing the Demised Premises for any utilities that it desires that are currently not being provided by Landlord (Landlord is not aware of any such utility), and shall pay when due any and all charges for services supplied to Tenant by the respective utility. In the event that Landlord is notified that a lien will be placed against the Demised Premises as a result of Tenant's failure to pay any such utility charge, then Landlord shall immediately notify Tenant of the impending lien and to protect the real estate Landlord may pay such charges, notify Tenant thereof and the same shall be paid by Tenant as Additional Rent with the next installment of Base Rent becoming due.

     4. In no event shall Landlord be responsible for charges for any utilities consumed by Tenant at the Demised Premises.

     5. Landlord shall use reasonable efforts to work with the utility providers to restore any service which becomes unavailable. If, however, such unavailability of any utility service has a material adverse effect on Tenant's use and occupancy of the Demised Premises for more than ten (10) consecutive business days, then after the tenth (10th) day Tenant shall be entitled to an abatement of fifty percent (50%) of the Base Rent as prorated on a per diem basis for each consecutive day that Tenant's use is so affected.

     6. Landlord shall provide property management services for the Property and the Demised Premises as provided for in Article 6 above and shown on Exhibit
B. Tenant is responsible for Tenant's Proportionate Share of the cost of said services, the amount of which shall be identified on the Operating Cost estimate to be delivered to Tenant as provided for in Article 6.2 above and paid monthly as part of Additional Rent. The property management services to be rendered by Landlord set forth in this Article shall be provided between the hours of 8 AM and 5 PM Monday through Friday. If Tenant requires any property management services to be performed after said hours, including Saturdays, Sundays and holidays, Tenant shall notify Landlord of such requirement no later than 3 PM on any week day and by 3 PM on Friday for after hours service on Saturday and/or Sunday. The cost for such additional service shall be as provided for in Article
6.1 above

      ARTICLE 8 - Condition of the Premises, Landlord and Tenant Improvements

     1.  Condition of the Premises:

     (a) Tenant agrees to take and Landlord agrees to deliver the Demised Premises according to Exhibit A; Schedule of Space, upon the Commencement of this Lease, in the "as is, where is" condition, subject to Landlord's obligations under this Article 8 and 6.5 hereof. On such date or the dates identified in Exhibit A; Schedule of Space, or such earlier occupancy date as provided in Article 2, the Demised Premises shall be free of all occupants and their personal property, in good basic operating condition and repair, broom clean and in compliance with applicable building, life and safety codes.

     (b) In addition to the foregoing, Landlord shall, on or before July 1, 1998 (a) insure that Andataco, Inc., and any other persons, currently using the vestibule and lobby on the first floor of the Building have vacated and ceased all use of or operation within such areas, as well as any access to or through the lobby and vestibule, removing all signage and leaving the same in broom clean, good condition and (b) construct a demising wall in the loading dock area of the Connector Building, separating the Demised Premises from the remainder of the Connector Building, as previously agreed. Landlord further agrees that it shall, on or prior to June 1, 1998, remove from the third floor portion of the First Additional Premises, all equipment, supplies, materials and all other personal property.

     (c) Subject to the provisions of Article 2 relating to Early Space, Landlord will, prior to August 1, 1998, perform the following improvements in the third floor portion of the First Additional Premises ("Landlord Work"): install new carpeting and ceiling tiles; paint walls; refurnish existing light fixtures; demolition of certain demising walls as shown on a plan prepared by John Brennan, architect, previously approved by Landlord and Tenant; and clean and paint bathrooms. The quality and type of materials and workmanship will be similar to the Initial Demised Premises. Landlord will have no obligation to install any hard wall partitions or to modify the HVAC, electrical or telecommunications system as part of Landlord Work.

     2.  Landlord Improvements and Repairs: HVAC and Air Quality:

     Landlord shall promptly and diligently make whatever improvements are necessary to correct air quality problems with respect to the Demised Premises, including addressing the problems identified in the Envirohealth Report issued May 19, 1997. Such improvements shall include, but are not limited to:

     (a)  HVAC System

          (1) Landlord shall provide ventilation of the Demised Premises that meets or exceeds the Standards for Acceptable Indoor Air Quality (ASHRAE 62-1989) established by the American Society of Heating, Refrigeration and Air-Conditioning Engineers, as such Standards may be amended from time to time (the "Standards"). If the ventilation system serving the Demised Premises fails to provide adequate ventilation according to the Standards, Landlord shall promptly and diligently make such repairs or replacements to the ventilation system as are necessary to comply with the Standards.

          (2) Prior to the date hereof, Landlord has installed four (4) new HVAC units on the roof of Building No.3. The specifications for the new units includes:

               a. Economizers pre-set to provide fresh air (outside) make up at approximately fifteen percent (15%),

               b. Power exhausts to provide proper pressure stabilization and air exchange.

               c. Humidity controls to provide for humidity levels between forty-five and sixty percent (45% to 60%).

          (3) The cost of the new HVAC units and the cleaning of the HVAC duct work and their installation shall be at Landlord's sole cost and expense and shall not be amortized and payable by Tenant as Additional Rent as provided for in Article 6.4 above.

          (4) Landlord shall, throughout the Term of the Lease, be responsible for the inspection, repair and maintenance of the HVAC system serving the Demised Premises, including the two (2) units which are located on the roof of the Connector Building, which serve the Tenant's second floor computer room. Tenant shall pay Tenant's Proportionate Share of said expenses as provided for in
               Article 6 above. In the event that the new HVAC units serving Building No.3 described above (as well as the new HVAC unit located on the roof of Building No.3 and serving Tenant's third floor computer room) require repairs or replacements during the Term or Extended Term, Landlord shall first seek coverage or reimbursements for said repairs or replacements from any warranty or guaranty that may be in effect at that time before seeking reimbursement from Tenant. Landlord represents that all such new units are covered by a five (5) year warranty. It is understood by both parties that normal preventive maintenance practices including but not limited to oiling of motors, changing belts and replacing filters are not covered by a new HVAC unit warranty.

     (b)  HVAC Duct Cleaning:

          After the installation of the new HVAC units, Landlord engaged a qualified consultant to clean the HVAC ducts in Building No.3 as recommended in the EnviroHealth Report (#809-849b), issued May 19, 1997. During this process, the consultant installed after-filters in the supply grills to enhance the collection of airborne dust particles.

     3.   Air Quality Monitoring:

          Landlord shall (a) at Landlord's sole expense, within a reasonable amount of time following the HVAC duct cleaning (as set forth below), and at three (3) year intervals thereafter, and (b) at Tenant's request and at Tenant's sole expense, at other times, engage an indoor air quality professional, subject to Tenant's approval which approval shall not be unreasonably withheld or delayed, to inspect the HVAC system and/or conduct air quality tests, if appropriate. Landlord shall promptly correct any problems identified by such air quality professional. Landlord shall require such air quality professional to provide copies of any and all reports and test data to Tenant. The first such inspection and testing (which shall include the HVAC duct work and HVAC machinery pans and sumps) shall be performed at Landlord's expense, and all reports and test data delivered to Tenant by September 1, 1998.

     4.   Landlord Improvements - General:

          Landlord in making any improvements, alterations, construction or other work, including Landlord Work, shall cause all work to be done in a good and workmanlike manner using materials equal to or better than those used in the construction of the Demised Premises and shall comply with or cause compliance with all applicable building codes, health and safety regulations and zoning laws and with any direction given by any public officer pursuant to such codes, regulations and laws. Landlord shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, temporary and permanent certificates of occupancy and any other governmental approvals which may be required in connection with the making of the improvements, alterations, construction or other work.

     5.   Default by Landlord:

          In the event that Tenant notifies Landlord of any defaults on its obligations under this Article, and Landlord shall fail to cure the same within fifteen (15) days after receipt of such notice (or, as to a default under Subsection 2(a)(4) which is not within Landlord's control, forty

(40) days after receipt of such notice, Tenant shall have the right to terminate the Lease, upon fifteen (15) days written notice to Landlord.

     6.   Tenant Improvements:

     (a) Prior to making any initial improvements to any portion of the Demised Premises ("Tenant Improvements"), Tenant shall give Landlord notice of its intentions and submit plans and specifications of the proposed Tenant Improvements to Landlord, for approval, which approval shall not be unreasonably withheld or delayed. Landlord acknowledges that the Tenant Improvements may include the following work:

          .  Upgraded cafeteria.

          .  Relocation of demonstration room and training room.

          .  Exercise room with shower.

          .  Relocation of existing and/or construction of new laboratories.

          . Enlarge third floor computer room, including additional air conditioning and installation of condenser(s) on roof.

          . Installation of a new card reader security system, separate from the current Andataco system, including electrical and low voltage wiring. This may include expansion of the current system in the manufacturing area of the first floor of the Demised Premises.

          Landlord's approval shall be deemed given if Landlord does not respond to Tenant's request for approval within fifteen (15) days from the receipt of such request. In the event that Landlord withholds approval for the proposed Tenant Improvements, Landlord shall state in writing its reasons in sufficient detail to permit Tenant to modify its plans in order to receive approval.

     (b) At the time Landlord grants or is deemed to grant approval of any Tenant Improvements, Landlord shall inform Tenant of any of the Tenant Improvements that would (i) materially diminish the value of the Demised Premises for use by a tenant for the Permitted Uses or (ii) require unusual expenses to readapt the Demand Premises for use by a tenant for the Permitted Uses or (iii) would be unique to Tenant's particular business operations (except for the air handlers in Tenant's computer rooms), and must be removed at the end of the Term. If Landlord does inform Tenant of any such removal requirements, then Tenant may either remove or leave such Tenant Improvements as it decides. Tenant's responsibility upon removal of any such Tenant Improvement is to repair any damage caused by the removal and not to restore the Demised Premises.

     (c) Tenant Improvements may be done by any contractor chosen by Tenant and approved by Landlord which approval shall not be unreasonably withheld or delayed. Said contractor must be licensed, carry the kinds or insurance and in the amounts set forth in subparagraph (f) below, and must not interfere with Landlord's performance of its obligations under this Lease.

     (d) If Tenant retains Landlord to perform any of the work of making Tenant. Improvements for Tenant, Landlord shall obtain bids from three
          (3) independent general contractors. If Landlord acts as its own general contractor, it shall obtain three (3) bids from three (3) independent subcontractors for each discipline (mechanical, electrical, etc.). Landlord shall make its recommendation as to each bidder, however, Tenant shall have the right to choose the successful bidder in either event. If Landlord acts as its own general contractor, Landlord shall not receive more than ten percent (10%) overhead and profit based on the total cost of construction.

     (e) Tenant in making any Tenant Improvements shall cause all work to be done in a good and workmanlike manner using materials equal to or better than those used in the construction of the Demised Premises and shall comply with or cause compliance with all applicable building codes, health and safety regulations and zoning laws and with any direction given by any public officer pursuant to such codes, regulations and laws. Tenant shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, temporary and permanent certificates of occupancy and any other governmental approvals which may be required in connection with the making of the Tenant Improvements. Landlord shall cooperate with Tenant in the obtaining thereof and shall execute any documents reasonably required in the furtherance of such purpose, provided any such cooperation shall be without expense and/or liability to Landlord.

     (f) Tenant shall have its contractor procure and maintain in effect during the term of such Tenant Improvements, the following insurance coverages with an insurance company or companies with a Best's rating of A- or better and authorized to do business in the Commonwealth of Massachusetts.

          (1) Workmen's Compensation Insurance-Statutory limits for the Commonwealth of Massachusetts.

          (2) Employer's Liability insurance meeting the requirements of Massachusetts law.

          (3) Comprehensive General Liability - at least $1,000,000.00 Combined Single Limit, including Personal Injury, Contractual and Products/Completed Operations Liability and Property Damage. Coverage must include the following:

               (a)  premises - operations
               (b)  elevators and hoists
               (c)  independent contractor
               (d)  contractual liability assumed under this contract
               (e)  completed operations - products
               (f)  explosion, underground and collapse (XCU) coverage

          (4) Comprehensive Auto Liability - at least $1,000,000.00 Combined Single Limit, including each person Bodily Injury, must include the following:

               (a)  owned vehicles
               (b)  leased vehicles
               (c)  hired vehicles
               (d)  non-owned vehicles

          Tenant shall insure that Landlord receives a certificate of insurance for each contractor selected by Tenant to work on the Tenant Improvements. Said certificate of insurance shall contain a provision to provide Landlord with thirty (30) days prior notice of any material change in, cancellation or non-renewal of any policy.

     (g)  All Tenant Improvements shall be at Tenant's sole cost and expense.

     (h) Tenant may make additional alterations, additions and improvements in accordance with Article 9 below.

     7.   Installation of Tenant's Microwave Dishes on Roof:

          Prior to the date hereof, Tenant has installed on the roof of Building No.3 two (2) microwave dishes. Landlord hereby acknowledges its consent to such installation. Landlord also acknowledges Tenant's intention, either as part of its initial improvements to the First Additional Premises or as subsequent alterations to install additional microwave dishes on the roof of Building No.3, which installation may include roof penetration, and on the roof of the Building No.1, in the event that Tenant exercises its Expansion Right under Section 32(b), but without roof penetration. Any such microwave dish shall be for reception and not transmission and shall be used only by Tenant or its affiliates or its successors or assigns and not third parties and shall meet all applicable Town requirements. Landlord hereby consents to Tenant's installation of such dishes so long as Tenant complies with the provisions of Article 2,
Section 8.6 and Article 9 if applicable.

     8.   Elevator and Lobby:

          Landlord agrees that it will not construct any improvements on or near the outside of Building 3, including, without limitation, a new elevator and lobby. Landlord shall have access to the interior of the Demised Premises during the last nine (9) months of the Term (or Extended Term) solely for measuring and preparing plans for alterations to be performed by

Landlord after the expiration of the Term (or Extended Term), so long as there is no disruption of or interference with Tenant's operations.

              ARTICLE 9 - Alterations, Additions and Improvements

     Upon completion of the initial Tenant Improvements to any portion of the Demised Premises, Tenant may, from time to time, at its own cost and expense and without the consent of Landlord make alterations, additions or improvements (collectively herein called "Alterations") of a non-structural nature to the Demised Premises which cost in any one instance is Ten Thousand and 00/100 Dollars ($10,000.00) or less, provided Tenant first notifies Landlord in writing of any such Alterations. If Tenant desires to make any structural Alterations costing any amount or any non-structural Alterations which costs in any one instance exceed Ten Thousand and 00/100 Dollars ($10,000.00), Tenant must first give Landlord notice of its intentions and submit plans and specifications of the proposed Alterations to Landlord, for approval, which approval shall not be unreasonably withheld or delayed. With respect to all of the other aspects of any proposed Alterations, including Landlord approvals, selection of contractors, the Landlord as contractor, materials and workmanship, licenses and permits, and the insurances to be carried, the provisions of Article 8.4(a) through (g) above apply. Such alterations may include, without limitation, some or all of the items referred to in Section 8.6(a).

                       ARTICLE 10 - Compliance with Laws

     1. Tenant shall be responsible throughout the Term or Extended Term for procuring all licenses and permits for the Demised Premises required for the operation of Tenant's business including Tenant's sign. Tenant agrees that it shall do nothing, during the Term or Extended Term, in its use and occupancy of the Demised Premises which would cause the Demised Premises to be in non-compliance with any applicable governmental laws, codes, ordinances, rules and regulations to the extent the same apply to Tenant's use and occupancy of the Demised Premises as opposed to laws of general applicability. In the event that Tenant receives notice of non-compliance with laws relating to Tenant's use and occupancy, as provided for in Article 5, by any governmental authority having jurisdiction over the Property, Tenant shall diligently pursue remediation of the problem and shall correct the non-compliance within the period of time prescribed by the governmental authority unless it is determined that such remediation and correction work falls within the Landlord's responsibilities and obligations under this Lease whereupon Tenant shall provide Landlord with written notice of the non-compliance and identify Landlord's responsibilities and obligations under the Lease.

     2. Tenant shall have the right, at its expense, to contest, by appropriate legal proceedings conducted in good faith with due diligence, the validity or applicability, in whole or in part, of any governmental laws, codes, ordinances, rules and regulations pursuant to which such notice of non-compliance was issued, and, so long as such proceedings are being conducted in good faith and with due diligence Tenant may defer compliance therewith pending the outcome of that contest provided that such deferral shall not: i) result in any deprivation in the use of the Property by any party entitled thereto; or ii) result in any criminal or civil liability on the part of the Landlord. Landlord shall, upon request by Tenant, cooperate with any such contest provided that Tenant shall pay all actual out-of-pocket costs incurred by Landlord in connection therewith.

     3. In the event that a capital expenditure is required to make an Alteration to the Demised Premises so that it is in compliance with all statutes, codes, regulations and other laws as a result of Tenant's use of the Demised Premises (excluding any Capital Expenditures which fall within Landlord's responsibilities and obligations under this Lease included in Article 6 and 8), Tenant shall be responsible for making any such expenditure and Alteration. Upon receipt of notice of non-compliance by any governmental authority having jurisdiction over the Demised Premises, Tenant shall diligently pursue remediation of the problem and shall correct the noncompliance within the period of time prescribed by the governmental authority. The provisions of
Article 8.6 and 9 above apply in the remediation of any non-compliance. Landlord agrees to cooperate fully with Tenant in correcting the item(s) of non-compliance.

     4. In the event that Landlord receives notice of non-compliance with any law, ordinance, code, rule or regulation relating to the Land and/or Building (and any systems therein) and/or the Property by any governmental authority having jurisdiction over the Property, Landlord shall diligently pursue remediation of the problem at its expense subject to the provisions of Article
6.4 and shall correct the non-compliance within the period of time prescribed by the governmental authority.

                      ARTICLE 11 - Damage and Destruction

     1. In the event of damage or destruction to all or part of the Demised Premises or Building by fire or other casualty (collectively, a "casualty"), or if Tenant's access ("Access") to or use and occupancy of the Building, Demised Premises, parking area or Common Areas of the Property is interfered with due to a casualty, Tenant shall notify Landlord thereof as soon as possible after Tenant becomes aware thereof.

     2.  Landlord or Landlord's managing agent shall have a period of thirty
(30) calendar days from receipt of Tenant's notice pursuant to the first paragraph of this Article to give Tenant a good faith estimate ("Estimate") of the time required to repair the casualty and restore Access and/or Tenant's use and occupancy of the Building, Common Areas, and the Demised Premises to their condition existing immediately prior to the Casualty. The Estimate shall be based on the following information, if available: Landlord's own estimate, at least one independent contractor, and a report from the insurance adjuster representing the insurance company insuring the Property. If the Estimate is for a period equal to or more than ninety (90) days, the Casualty is hereby deemed substantial. If the Estimate is for a period of less than ninety (90) days, the Casualty is hereby deemed partial.

     3. If the Demised Premises, or the Building, suffers a partial Casualty and Tenant's use and occupancy of the Demised Premises and/or Access can be restored within ninety (90) days, Landlord shall completely repair and restore same. If Landlord does not substantially complete the repair and restoration within the Estimate period plus ten (10) days (measured from the date of Tenant's receipt of the Estimate), Tenant has the right to terminate this Lease on ten (10) days written notice to Landlord provided that any delay in the completion of the work on the part of Landlord must be within Landlord's control, or 40 days written notice if such delay is not within Landlord's control.

     4. If there is a substantial Casualty to the Demised Premises, the Building, or the Access and Tenant's use and occupancy cannot be restored within ninety (90) days, either Landlord or Tenant has the right to terminate this Lease on ten (10) days written notice to Landlord after Tenant's receipt of the Estimate. If neither party terminates this Lease, then Landlord shall proceed to promptly repair and restore such damage, destruction or hindrance to Access.

     5. From the date of such partial or substantial Casualty, a proportionate part of the Base Rent and Additional Rent, according to the nature and extent of the interference with Tenant's use and occupancy of or Access to the Demised Premises shall be equitably abated until the repair and restoration have occurred. In the event this Lease is terminated as hereunder provided, Tenant shall pay the Base Rent and Additional Rent prorated to the date of such partial or substantial Casualty and thereafter, Tenant shall be relieved of all further liability for the payment thereof.

     6. Notwithstanding anything to the contrary in this Lease, if the Estimate is for a period extending beyond the remainder of the Term, either Landlord or Tenant may terminate this Lease upon ten (10) days written notice to the other, provided, however, that Landlord may not exercise this right if Tenant has previously exercised or provides immediate exercise of the extension option contained in this Lease and within the prescribed time frame defined in Article
3.2 above.

     7. In the event that the Demised Premises or the Building suffers either partial or substantial Casualty, the parties have not exercised their respective rights to terminate this Lease, and Landlord has proceeded to repair and restore the damage or destruction caused by a Casualty at its own cost and expense, then Landlord shall be entitled to recover the cost of the repair and restoration from the following sources:

     (a) The insurance proceeds up to the limit of coverage.

     (b) Any cost not covered by insurance including costs resulting from a shortfall in insurance coverage and/or the cost of any deductibles shall be the responsibility of the party deemed to be at fault, either by a willful or negligent act, as determined in the appropriate judicial forum.

                           ARTICLE 12 - Condemnation

     1. In the event of a taking by condemnation or by the exercise of the power of eminent domain by a public or quasi-public authority or entity or conveyance in lieu thereof (all hereinafter referred to as "Taking") of the entire Demised Premises, or of the entire Building or of the entire parking area serving the Building, or of the entire Access thereto, either by fee title or easement, either party may terminate this Lease by giving written notice to the other party, and this Lease shall terminate on the date that title vests in the Taking authority or that such Taking authority takes physical possession so as to deprive Tenant of the use thereof without the necessity for any further act or notice by either party hereto.

     2. In the event of a partial taking of the Demised Premises, the Building, the parking area serving the Building, or the Access thereto, either by fee title or easement, that, in Tenant's judgment reasonably exercised, results in a material interference in the conduct of Tenant's business operations, Tenant shall have the right to terminate this Lease upon written notice to Landlord within thirty (30) days of the Taking. The effective date of the termination shall be the later of the Taking or fifteen (15) days after the date of such notice.

         Notwithstanding the foregoing, if the parking area serving the Building is the subject of the Taking resulting in a reduction of the number of parking spaces available to Tenant, Landlord may suspend the effectiveness of such notice by giving its own notice to Tenant within ten (10) days of receipt of Tenant's termination notice that Landlord shall provide substitute parking spaces equal to the number taken with sixty (60) days of the Taking.

     3. In the event this Lease is not terminated as a result of a Taking: (i) Base Rent and Additional Rent payable hereunder shall abate from the earlier date of vesting of title or the date of possession by such Taking authority whether or not there is divestiture of title; such abatement of Base Rent and Additional Rent shall be in proportion to the amount of the Demised Premises or Building or Property subject to a Taking and shall be permanent in the case of divestiture of title; and there shall be no abatement of Base Rent and Additional Rent for the Taking of parking spaces; and (ii) Landlord shall commence the work of repairing and restoring the Building to a complete architectural unit and useable by Tenant as allowed under this Lease, the work of restoring the remainder of the Demised Premises as nearly as possible to their condition existing immediately prior to the Taking, and to restore Access to the Building and Demised Premises or provide alternative Access thereto, all such work to be commenced within thirty (30) days of possession by the Taking authority and completed within ninety (90) days ("Work Date") of the effective date of such possession. If Landlord does not substantially complete the repair and restoration within the time herein provided, Tenant has the right to terminate this Lease by giving notice to Landlord within fifteen (15) days of the Work Date effective on the date specified in the notice, which date shall not be more that fifteen (15) days from the date of the notice to Landlord provided that any delay in the completion of the work, on the part of Landlord must be within Landlord's control.

     4. In the event of a Taking, Tenant shall, within ten (10) days of the effective date of the termination of this Lease or the effective date of the abatement of Base Rent and Additional Rent, as the case may be, receive a refund from Landlord of the appropriate Base Rent and Additional Rent amount paid by Tenant prior to the effective date of termination or abatement for any period subsequent to the effective date of termination or abatement.

                             ARTICLE 13 - Insurance

     1. Tenant shall obtain and keep in force throughout the Term, at its own expense, Comprehensive General Liability Insurance including a contractual liability endorsement, with respect to the Demised Premises, with a combined single limit of at least $2,000,000. Tenant shall also obtain and keep in force a property damage policy insuring Tenant's personal property on a full replacement cost basis.

     2. Landlord shall obtain and maintain in force throughout the Term "all-risk" property insurance upon the Building, on a full replacement cost basis. Landlord may include the Building in a so-called "blanket" policy, but the Building shall be specifically listed and its full replacement cost separately stated. Landlord shall obtain and maintain in force throughout the Term a Comprehensive General Liability Insurance policy insuring Landlord, with a combined single limit of at least $2,000,000. Tenant shall pay its proportionate share of Landlord's insurance policies as provided for in Article 6.1(f).

     3. All policies shall be issued by responsible insurance companies with a Best's rating of A- or better and authorized to do business in the Commonwealth of Massachusetts. Landlord and Tenant shall, on the Commencement Date of the Primary Term (and thereafter within thirty (30) days after either party's request), deliver a certificate of such policy to the other evidencing the coverage hereunder.

     4. Landlord and Tenant each hereby waive all claims and rights of recovery against each other and their respective officers, directors, employees, contractors, servants and agents, for any loss, damage or destruction of the real or personal property of Landlord or Tenant, regardless of cause or origin to the extent of any recovery from any insurance policy. Landlord and Tenant agree that any policies obtained on or after the date hereof shall include a clause or endorsement to the effect that any such waiver of subrogation shall not adversely affect or impair such policies or prejudice the rights of the insured to recover thereunder.

                            ARTICLE 14 - Indemnity

     1. Tenant shall, upon timely receipt of written notice, defend, indemnify, and save harmless Landlord, its employees, contractors, business invitees and agents, from and against any and all suits, claims, demands, loss, costs, damages, and expenses, including reasonable attorneys' fees and litigation costs, arising from injury or death of any person or damage to property (other than property of Landlord or Tenant in and about the Demised Premises) arising from the negligent acts or omissions or willful acts or omissions of Tenant, its employees, contractors, business invitees or agents.

         In the event that Landlord is notified of a claim, action or proceeding, or becomes aware of an occurrence, which may result in indemnification by Tenant of Landlord as provided above, Landlord shall give prompt written notice to Tenant and provide complete information known by Landlord. Landlord shall immediately forward to Tenant every demand, notice, summons or other process received by Landlord or its representatives.

         Tenant has the obligation to defend any claim, action, or proceeding wherein Landlord is entitled to indemnification under the provisions of this Article. Tenant may not settle any such claim, action, or proceeding without Landlord's consent or approval which approval shall not be unreasonably withheld or delayed. Landlord agrees to cooperate fully with Tenant in the defense or settlement of any claim, action or proceeding.

     2. Landlord shall, upon timely receipt of written notice, defend, indemnify, and save harmless Tenant, its employees, contractors, business invitees and agents, from and against all loss, costs, damages, and expenses, including reasonable attorneys' fees and litigation costs, arising from injury or death of any person or damage to property (other than that of Landlord or Tenant in and about the Demised Premises) arising from the negligent acts or omissions, or willful acts or omissions, of Landlord, its employees, contractors, business invitees or agents.

     In the event that Tenant is notified of a claim, action or proceeding, or becomes aware of an occurrence, which may result in indemnification by Landlord of Tenant as provided above, Tenant shall give prompt written notice to Landlord and provide complete information known by Landlord. Tenant shall immediately forward to Landlord every demand, notice, summons or other process received by Tenant or its representatives.

     Landlord has the obligation to defend any claim, action, or proceeding wherein Tenant is entitled to indemnification under the provisions of this Article. Landlord may not settle any such claim, action, or proceeding without Tenant's consent or approval which approval shall not be unreasonably withheld or delayed. Tenant agrees to cooperate fully with Landlord in the defense or settlement of any claim, action or proceeding.

     3. The indemnities and duties to defend contained in this Article shall not survive the termination of this Lease, and upon such date all obligations of each party to indemnify and defend shall cease, except with respect to claims which arose on or prior to the termination date.

                    ARTICLE 15 - Subletting and Assignment

     1. Landlord hereby grants to Tenant the right to sublet all or any portion of the Demised Premises throughout the Term provided Tenant first obtains Landlord's consent to such subletting in writing except in the case of an Affiliate Transfer (hereinafter defined), which consent shall not be unreasonably withheld or delayed. However, Landlord shall have the right to reasonably approve the subtenant and the proposed lease transaction except if an Affiliate Transfer. If Landlord withholds or refuses consent, the reasons for such refusal shall be stated in detail in writing.

     2. If Tenant requests Landlord's consent to a sublet of all of the Demised Premises, Landlord shall have the right to recapture the Demised Premises. Landlord shall exercise this right, if at all, within thirty (30) days of Tenant's request for consent of the sublet. If Landlord exercises this right, the Lease shall terminate on the effective date of the proposed subletting of the entire Demised Premises and thereafter, Landlord and Tenant shall be released from and relieved of any further obligation under this Lease, and all sums payable by Tenant hereunder shall be prorated to that date.

     3. In the event Landlord does not respond to the written request for such consent or exercise its right of recapture within thirty (30) days of the date of such request from Tenant, Landlord's consent is hereby deemed given.

     4. In the event that Tenant sublets all or a portion of the Demised Premises, after receiving Landlord's consent, and the Base Rent to be charged to subtenant by Tenant results in an increase over Tenant's then current Base Rent,

     (a) Tenant shall first be entitled to use the amount of the increase over the Base Rent specified in this Lease to recover any qualifying expenses incurred by Tenant to sublease the Demised Premises. Expenses that qualify for recovery include: (i) legal and brokerage fees specifically related to the sublease (ii) any free rent that Tenant is obligated to provide, due to real estate market conditions, to induce subtenant to sign a sublease; and (iii) any capital spent for additional leasehold improvements to retrofit the Demised Premises and required by subtenant as an inducement to sign a sublease. Expenses that do not qualify for recovery include: (i) capital expended by Tenant for its own Tenant Improvements either initially or during the Term of this Lease; (ii) Cash grants, awards, contributions or allowances given directly to subtenant with no specific purpose as an inducement to sign a sublease, (iii) capital expended on behalf of subtenant for the purchase of any personal property including trade fixtures and equipment; and (iv) any loans and/or the interest thereon provided by Tenant to subtenant to sign a sublease.

     (b) After Tenant has recovered all of its qualifying expenses, Landlord and Tenant shall share equally the amount of the increase over the Base Rent specified in this Lease as profit.

     5. Tenant shall remain liable for any and all obligations as specified in this Lease with Landlord.

     6. In no event shall Tenant be allowed to assign this Lease, except that, Tenant shall have the right, without the prior consent of Landlord, to assign this Lease and to sublet all or any portion of the Demised Premises to any person or entity (a) controlling, controlled by, or under common control with Tenant, (b)acquiring all or substantially all of the assets of Tenant or (c) with or into which Tenant merges or consolidates (an "Affiliate Transfer"). Tenant shall be obligated to notify Landlord in writing thirty (30) days in advance of the Affiliate Transfer as to the person or entity taking the assignment or sublet and the effective date of the Affiliate Transfer.

                        ARTICLE 16 - Tenant's Property

     1. Tenant shall have the right at the expiration or sooner termination of this Lease, or at any time during the Term to remove from the Demised Premises all fixtures, machinery, office equipment, signs, moveable partitions and other property (including buss ducts) (collectively called "Tenant's Property") which it may have installed, either freestanding or affixed to the realty, in the Demised Premises. Tenant shall be responsible to repair any damage resulting thereby reasonable wear and tear, damage due to fire or other casualty, and alterations made by Tenant as permitted herein excepted.

     2. Upon the expiration or sooner termination of this Lease, Tenant shall have the right to remove Tenant's Property and surrender the Demised Premises in accordance with Section 16.1 above and Article 27 of this Lease. Within fifteen
(15) days after the expiration or sooner termination of this Lease if Tenant has not removed Tenant's Property from the Demised Premises, it shall be deemed abandoned by Tenant

                              ARTICLE 17 - Signs

     Landlord hereby grants to Tenant the right to install and maintain Tenant's business sign currently located on the exterior of the Building No.3, in accordance with all local laws and regulations, now and in the future. Landlord shall remove the IPL Systems, Inc. sign from Building No.3 on or before July 1, 1998. Tenant's sign may be lighted at Tenant's discretion and expense, if permitted by law. Tenant shall also have the right to maintain its current sign, and, upon placement by Landlord of a sign kiosk or directory located at the intersection of Acton Street and Route 27, Tenant shall replace such sign with a new sign to be installed on such kiosk or directory in a location of its choice. It shall be Tenant's responsibility to secure the necessary local permits for the erection of the sign(s). Landlord shall cooperate with Tenant in any permit applications, as may be required by the permit granting authority. Tenant assumes full responsibility for its sign and agrees to maintain it and keep it in good appearance. Tenant agrees that its Comprehensive General Liability Insurance policy as provided for in Article 13 above shall include coverage for Tenant's sign.

                       ARTICLE 18 - Parking and Loading

     1.  During Period 1, Tenant shall be allowed:

         (a) To use up to two hundred eighteen (218) unassigned regular parking spaces in the parking area at the rear of the Building and two (2) handicap parking spaces at the rear of the Building Complex, as shown on Exhibit C-1.

         (b) The exclusive use of one loading dock in the Connector Building containing three hundred eighty-five feet (385 SF)

     2.  During Period lA, through the end of the Term, Tenant shall be allowed:

         (a) The exclusive use of the parking area east of the Building comprised of twelve (12) regular parking spaces,

         (b) The exclusive use of the visitor parking spaces adjacent to the north side of the Building currently comprised of 7 regnlar parking spaces. Landlord shall restripe these spaces to provide three (3) regular parking spaces and three (3) handicapped parking spaces prior to July 1, 1998.

         (c) The nonexclusive use of two hundred two (202) regular parking spaces in the parking area at the rear of the Building Complex.

         (d) The exclusive use of the two loading docks in the Connector Building shown on Exhibit A-1.

     3. If Tenant shall exercise its Expansion Right, Tenant shall be allowed the use of an additional 40 parking spaces at the Property, consisting of two
(2) handicap and thirty-eight (38) unassigned regular parking spaces.

     All such areas and spaces are as shown on Exhibit C-1.

     4.  For the purpose of this Article,

         (a) A regular parking space shall mean a parking space that has been measured and laid out, according to local zoning regulations, to accommodate a vehicle of standard design and construction and equipped for drivers without disabilities.

         (b) A handicap parking space shall mean a parking space that has been measured and laid out, according to local zoning regulations, to accommodate a vehicle of standard design and construction that has been modified or a vehicle of special design and construction that has been equipped for drivers with disabilities.


                         ARTICLE 19 - Tenant's Default

     1.  The following shall constitute a default by Tenant:

         (a) Tenant fails to pay Base Rent and Additional Rent, and such failure to cure continues for ten (10) days after notice from Landlord;

         (b) Tenant fails to perform Tenant's other obligations in this Lease, and such failure continues for thirty (30) days after notice from Landlord, or if said default shall require longer than thirty (30) days to cure, Tenant shall: (i) notify Landlord that it has commenced the cure within the thirty (30) day period after notice from Landlord; (ii) provide Landlord with an estimate of the total time necessary to cure the default; and (iii) diligently proceed to cure the default and continue to take all steps necessary to complete the same;

         (c) Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future Federal, State, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Tenant or of all or any substantial part of its properties, or of the Demised Premises, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

         (d) A court shall enter an order, judgment, or decree approving a petition filed against Tenant seeking any arrangement, composition, liquidation or dissolution under any present or future Federal, State, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for a period of sixty (60) days.

         In any such event, Landlord at any time thereafter may give written notice to Tenant specifying the occurrence giving rise to such default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice, this Lease and the Term, estate and interest hereby demised shall expire and terminate by limitation and all rights of Tenant under this Lease shall cease.

     2. At any time after any such expiration or termination of this Lease, Landlord, without further notice, may enter upon and reenter the Demised Premises to repossess itself of the Demised Premises, by summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all property from the Demised Premises as hereinabove provided.

                        ARTICLE 20 - Landlord's Default

     1. If Landlord, during the Term, shall default in the performance or observance of any agreement, obligation, or condition in this Lease, and Landlord shall not cure such default within thirty (30) days after receipt of written notice thereof (the "Default Notice") from Tenant, or shall not within said period commence to cure and thereafter diligently prosecute the curing of such default to completion, then Tenant may, at its option, after it has given Landlord at least five (5) days prior written notice of its intent to cure (the "Self-Help Notice"), cure such default in the name of and for the account of Landlord. The Self-Help Notice maybe sent any time after the expiration of 25 days following the Default Notice.

   2. Tenant may cure any such default prior to the expiration of said waiting period, but after said notice to Landlord in the event of an emergency.

   3. Landlord shall immediately reimburse Tenant on demand for such payments and save the Tenant harmless. If Landlord shall fail to reimburse Tenant upon demand for any amount paid for the account of Landlord hereunder, said amount may be deducted by Tenant from the next or any succeeding payments of Base Rent due hereunder until Tenant has been fully reimbursed. In the event that Tenant wrongly invokes its right herein contained, Landlord's relief shall be the payment by Tenant of all installment of Base Rent withheld by it plus a penalty fee of five percent (5%) of the amount of Base Rent withheld.

   4. Tenant may abandon any cure of a default by Landlord at any time without penalty.

   5. This Article does not supersede or conflict with the duties, rights and remedies of the parties which are specifically addressed in other Articles of this Lease.

                         ARTICLE 21- Notice/Authority

     All notices, consents, approvals, and demands shall be in writing and shall be delivered in hand, by recognized overnight courier, or by depositing with the U.S. Postal Service, postage prepaid, certified or registered mail, return receipt requested. All notices and payments of rent shall be sent: (a) to Landlord at the address set forth above in Article 1; and (b) to Tenant,
Attention: Vice President Operations, at the address set forth above in Article I with a courtesy copy to Testa, Hurwitz & Thibeault, LLP, Attn.: Real Estate Department, High Street Tower, 125 High Street, Boston, 02110. The address of each may be changed from time to time by notice so given. Notice shall be deemed given, provided or received, as the context may require,: (1) if delivered by hand, when actually delivered, as evidenced by a signed receipt; (2) if sent by recognized overnight courier, the next business day; and (3) if sent by the U.S. Postal Service, on the business day it is received as noted on the return receipt.

     Landlord hereby agrees that, unless Tenant is otherwise notified in writing, Landlord's Property Manager has the authority to act on Landlord's behalf and represents Landlord's interests with respect to day-to-day Building management issues under this Lease.

                        ARTICLE 22 - Landlord's Access

     Landlord or Landlord's agents shall be allowed to enter the Demised Premises on an as needed basis in order to perform its facility management function as referenced in Articles 6 and 7 above. Landlord shall give Tenant's appointed facility liaison reasonable advance notice, which notice may be verbal, of Landlord's need to access the Demised Premises to perform its facility management functions pursuant to Articles 6 and 7. In the event of an emergency, Landlord may enter the Demised Premises to inspect, assess and resolve the emergency situation. Landlord shall use reasonable efforts not to interfere with Tenant's use and occupancy of the Demised Premises and to comply with Tenant's confidentiality requirements. Tenant shall provide Landlord with a list of its confidentiality requirements within ten (10) days after the Commencement Date.

                         ARTICLE 23 - Quiet Enjoyment

     Landlord covenants that upon Tenant's paying the rent and performing its obligations hereunder, Tenant shall quietly have and enjoy the Demised Premises during the Term without hindrance or molestation from Landlord or any other person.

                            ARTICLE 24 - Holding Over

     1. If Tenant or any one claiming under Tenant occupies the Demised Premises after the Expiration Date, Tenant shall be considered a tenant-at-will on a month-to-month basis. The Base Rent for any hold over period shall be at One Hundred Fifty Percent (150%) of the Base Rent in effect immediately prior to the Expiration Date. All other terms, conditions and obligations of the Lease in effect prior to the Expiration Date shall remain in full force and effect.

     2. Either Landlord or Tenant may terminate this tenant-at-will tenancy by providing the other party notice of the intention to terminate thirty (30)days prior to the proposed termination date.

                          ARTICLE 25 - Subordination


     1. This Lease shall be subject and subordinate, at all times, to the lien of any mortgage of the Property, now or hereafter placed, with a lending institution, pension fund, insurance company, other similar financial institution or private mortgage lender provided that a Subordination, Recognition and Non-Disturbance Agreement ("Agreement") is executed, acknowledged and delivered by such mortgagee to Tenant. Said Agreement must be in form suitable for recording, satisfactory to Tenant, and must contain substantially the following provisions:

          (a)  Mortgagee consents to and approves the Lease;

          (b) Tenant shall not be named or joined as a party in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or note or other obligation secured thereby,

          (c) The possession by Tenant of the Demised Premises and Tenant's rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the Term be terminated or otherwise affected by (i) any suit, action, or proceeding upon the Mortgage or the note or other obligation secured thereby, (ii) the foreclosure of the Mortgage, (iii) the enforcement of any fights under the Mortgage, (iv) any other document held by the Mortgagee, (v) any judicial sale or execution or other sale of the Property including the Demised Premises, (vi) any deed given in lieu of foreclosure, (vii) the exercise of any other rights given to the Mortgagee by any other documents, (viii) a matter of law, or (ix) any default under the Mortgage or the note or other obligation secured thereby;

          (d) All condemnation awards and insurance proceeds paid or payable with respect to the Demised Premises and received by the Mortgagee shall be applied to the repair and restoration of the Demised Premises;

          (e) Mortgagee must acknowledge and agree that all trade fixtures, equipment and other property owned by Tenant located or installed in or on the

               Demised Premises, regardless of the manner or mode of attachment shall be and remain the property of Tenant and may be removed by Tenant at anytime according to the provisions of Articles 8, 16 and 27;

          (f) If the Mortgagee or any successor or assignee takes possession of the Property including the Demised Premises or starts collecting rent or becomes the other of the Property by reason of foreclosure of the Mortgage or otherwise; or if the Property shall be sold as a result of any action or proceeding to foreclose tile Mortgage or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease with the Mortgagee or the new owner of the Property, and such mortgagee and new owner shall recognize Tenant's rights and Landlord's obligations under this Lease.

          (g) Any agreement between Mortgagee and Tenant shall bind and inure to the benefit of and be enforceable the parties thereto and their respective successors.

          (h) Tenant agrees that Mortgagee, if Mortgagee shall succeed to the interest of Landlord under the Lease, shall not be (i) liable for the prior actions or omissions of Landlord under the Lease, (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord, (iii) bound by any Base Rent or Additional Rent which Tenant might have paid for more than thirty
               (30) days in advance to the prior Landlord, (iv) bound by any security deposit paid to the prior Landlord, unless such deposit is in an escrow fund available to Mortgagee, or (v) bound by any amendment or modification of the Lease which reduces the term, rent, or square footage made without Mortgagee's consent.

        Tenant shall execute and send to Landlord any such Agreement within fifteen (15) days of receipt of same if such Agreement contains substantially the provisions set forth above and is reasonably acceptable to Tenant or within fifteen (15) days after agreement of the parties to an alternative Agreement.

    2. If the holder of any mortgage of the Property requires that this Lease have priority over such mortgage, Tenant shall, upon request of such holder, execute, acknowledge and deliver to such holder an agreement acknowledging such priority. "Mortgage", as used herein, includes mortgages, deeds of trust or other similar instruments.

    3. Landlord represents and warrants that there is no mortgage or other encumbrance in existence on the Property at the time this Lease is executed except for those noted in Landlord's counsel's title certification, dated March 23, 1998.

                       ARTICLE 26 - Memorandum of Lease

     Neither Landlord nor Tenant shall record this Lease. Landlord and Tenant shall at any time, at the request of either one, promptly execute a memorandum of lease which satisfies the requirements of the applicable statute in the State in which the Demised Premises are located and either party may record the same.

                      ARTICLE 27 - Surrender of Premises

     On the termination date, Tenant shall surrender the Demised Premises free and clear of all tenants and occupants, and in good order and condition, except for reasonable wear and tear and damage caused by fire or other casualty, taking, default by Landlord, or by any negligent or willful act or omission by Landlord. Tenant shall be required to remove any Alterations, or Tenant Improvements made by Tenant if Landlord has so stipulated as provided for in Articles 8 and 9 above.

                       ARTICLE 28 - Estoppel Certificate

     Upon request, either party shall execute and deliver to the other a written certificate stating (a) whether this Lease has been modified or amended; (b) whether this Lease (as so modified or amended) is in full force and effect; (c) the date to which rent has been paid, and (d) whether the other party is in default, and if so, the nature of such default.

                         ARTICLE 29 - Mechanics' Liens

     Landlord and Tenant shall each pay promptly for all labor and materials in connection with any construction on the Property or in the Demised Premises. If a notice of contract is filed against the Demised Premises or the Property for any work performed, materials furnished or obligation incurred by or at the request of Tenant, then Tenant shall use reasonable effort to bond or discharge any such lien within thirty (30) days after Landlord has provided Tenant with notice of the filing of the statement of account relating to such notice of contract.

                       ARTICLE 30 - Hazardous Substances

    1. "Hazardous Substance" means any substance, waste or material which is deemed hazardous, toxic, a pollutant or contaminant, under any Federal, State, or local statute, law, ordinance, rule, regulation, or judicial or administrative order or decision, now or hereafter in effect.

        "Hazardous Substance on the Demised Premises" means any hazardous substance present in or on the Demised Premises including, without limitation, in or on the surface or beneath the Demised Premises, the surface water or groundwater, and in or on any improvement or part thereof at or beneath the surface of the Demised Premises.

        "Applicable Law" shall mean all Federal, State and local statutes, laws, ordinances, rules and regulations and judicial and administrative orders, rulings and decisions that are applicable now or in the future to the Demised Premises or any portion thereof or to any activity which shall take place thereon.

        "Demised Premises" for the purposes of this Article shall include the Building, other improvements and the Land on which they are located.

    2. Landlord, to the best of its knowledge, has never generated, stored, disposed of or otherwise handled any Hazardous Substance on the Demised Premises in any fashion contrary to Applicable Law and Landlord shall not generate, store, dispose of otherwise handle any Hazardous Substance on the Demised Premises in any fashion contrary to Applicable Law. Landlord is, to the best of its knowledge, not aware of the generation, storage, disposal or other handling of any Hazardous Substance on the Demised Premises by anyone else in any fashion contrary to Applicable Law. Landlord also is, to the best of its knowledge, not aware of the presence of any Hazardous Substance on the Demised Premises which may require remedial action under Applicable Law or may pose a threat to human health, safety or the environment.

    3. Landlord, to the best of its knowledge, is not aware of any underground storage tanks on the Demised Premises.

    4. Landlord, to the best of its knowledge, is not aware of any transformers or other equipment on the Demised Premises which contain PCBs.

    5. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all liability, loss, claims, actions, proceeding, costs, and fines resulting from the presence of any Hazardous Substance on the Demised Premises which occurred or commenced prior to the date on which this Lease is executed.

    6. The indemnities and duties to defend in this Article shall survive the termination of this Lease.

                         ARTICLE 31 - Security Deposit

     Tenant shall be required to deposit with Landlord a security deposit in the initial amount of $23,462.23, which shall increase to $31,596.21 as of January 1, 1999, to $39,911 as of April 1, 1999, and to $43,236.92 as of April 1, 2000
(the "Security Deposit"). Of this, $23,831.73 has been previously deposited with Landlord. Landlord shall hold the Security Deposit in segregated escrow account as security for the full and faithful payment or performance by Tenant of its obligations under this Lease Agreement. Landlord may expend such amount from the Security Deposit as may be necessary to cure any monetary default by Tenant under this Lease Agreement, and in such a case, Tenant shall pay to Landlord the amount so expended on demand. Any balance remaining shall be promptly returned to Tenant after the termination of or the expiration of the Term of this Lease upon redelivery of possession of the Demised Premises to Landlord in the condition required.

                         ARTICLE 32 - Expansion Right

     In addition to the rights and obligations set forth in Section 33.2, Landlord agrees that neither Landlord nor any of its agents, employees or contractors shall advertise, market, show, offer for lease or lease all or any portion of Building No.1 during the first year of the Primary Term of this Lease and that Tenant shall have the option to lease (the "Expansion Right") all or a portion of Building No.1 at the Building Complex, on the terms and subject to the conditions set forth below in (a) and (b).

     (a) If Tenant wishes to lease all or a portion of Building No. 1 during the first lease year of the Primary Term, it shall give to Landlord written notice of the exercise of such option, specifying the area to be leased and the date of occupancy and Landlord shall deliver such space to Tenant on such date free of all occupants and personal property, in good basic operating condition and repair (including a roof airtight and free of leaks), broom clean and in compliance with applicable building, life and safety codes. From and after the date of such delivery, (i) such space shall be added to the Demised Premises for the balance of such lease year, (ii) the Base Rent shall be due with respect to such space at the rate of $4.75 per square foot per annum for such space, and
(iii) Tenant's Proportionate Share shall increase accordingly. Tenant may exercise its option to add additional portions of Building No. 1 to the Demised Premises by sending additional written notices of the exercise of its option to Lease at any time during the first lease year, and the terms of the prior two sentences shall apply to such additional space.

     (b) In addition to the Expansion Right set forth in Paragraph (a) above, Tenant shall have the option to lease all of Building No. 1 for a period beginning on or before the second lease year of the Term and continuing for the remainder of the Primary Term and any Extended Term with Base Rent for such space due at the same rate per square foot per annum for 21,189 square feet, as shall apply to the Initial Premises pursuant to Article 4. If Tenant wishes to elect such option, it shall do so by giving written to Landlord written notice of the election of such option on or before March 31, 1999. In such event, Building No. 1 shall be delivered to Tenant free of all occupants and personal property, in good basic operating condition and repair (including a roof airtight and free of leaks), broom clean and in compliance with applicable building, life and safety codes, whereupon such space shall be added to the Demised Premises, and the provisions of Subsections (4)(a)(i) and (iii) shall apply to such space. If no such notice is timely given, Tenant shall vacate any portion of Building
No. 1 occupied by it pursuant to Subparagraph (a) above, on or before March 31, 1999 and all rights of Tenant with respect to the leasing of Building No. 1 pursuant to this Section 32 shall terminate and be of no further force and effect and Landlord shall be free to advertise, market, show or offer Building No. 1 for lease, subject to the provisions of Section 33.2.

                      ARTICLE 33 - Additional Provisions

    1. At any time within six (6) months before the expiration of the Term, Tenant shall at all reasonable times and upon reasonable advance notice permit Landlord or its agents to enter the Demised Premises to show the Demised Premises to others, and to affix to any suitable part of the Building and/or the Demised Premises, but not so as to interfere unreasonably with any of the signs or the windows of the Tenant, a notice for letting or selling the Demised Premises, and to keep the same so affixed without hindrance or molestation by the Tenant.

    2. Landlord shall provide Tenant with a notification of vacant space, as space becomes available, or of space to be vacated, as Landlord becomes aware of such potential available space, in either the existing Building Complex or in buildings to be constructed on the Land or on adjacent lots. If Tenant does not exercise its Expansion Right pursuant to Article 32, then Landlord shall be required to send a notification under this Section 33.2 as to space in Building No. 1 only after the initial leasing of such space. If Tenant is interested in the space, then it must notify Landlord in writing within ten (10) days after receipt of Landlord's notice that it wants to receive a proposal that would reflect the terms and conditions of a lease that would be acceptable to the Landlord at that time. Any rent for such space shall be at fair market rates. The parties shall either mutually agree to a set of terms and condition within fifteen (15) days after Tenant has received Landlord's proposal or Landlord shall commence marketing of the space. Landlord's willingness to notify Tenant of any vacant space pursuant to this Section 33.2 shall not be construed or implied to mean that Tenant has either a "Right of First Option" or "Right of First Refusal" on any space that may become vacant during the Term of Tenant's Lease, except as set forth in Article 32.

    3. The covenants and agreement herein contained shall, subject to the provisions hereof, bind and inure to the benefit of Landlord and its successors and assigns, and Tenant and its successors and assigns, and no extensions, modifications or change in the terms of this Lease effected with any successor, assignee or transferee shall cancel or affect the obligations of the original parties hereto. No officer, director, shareholder, trustee, or beneficiary of Landlord or Tenant shall be personally liable hereunder. Each party represents to the other that the person signing this Lease on its behalf is properly authorized to do so.

    4. If any provision of this Lease shall be determined to be invalid or unenforceable by any court of competent jurisdiction in the Commonwealth of Massachusetts, then such determination shall not affect any other provision of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void, and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

    5. This Lease contains the entire and only agreement between the parties as to the Demised Premises, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified or canceled except by a writing signed by Landlord and Tenant.

    6. This Lease shall be governed by, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

    7. Failure of one party to complain of any act or omission by the other, no matter how long the same may continue, shall not be deemed to be a waiver of any rights hereunder. No waiver of any breach of this Lease shall be deemed a consent to a subsequent breach. All waivers shall be in writing. The consent to one action given on one occasion shall not be deemed a consent to of the same action on another occasion. No consent or approval required under this Lease shall be unreasonably withheld.

    8. Any and all rights and remedies which either party may have under this Lease or by operation of law, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; no one of them whether exercised by the other party or not, shall be deemed to be exclusive of any other, and any two or more of all such rights and remedies may be exercised at the same time.

    9. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions of this Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment. There shall survive the right on the part of said party to institute suit for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

    10. If at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance. There shall survive the right on the part of said party to institute suit for the recovery of the costs of such work, and if it shall be adjudged that there was no legal obligation on the part of said party to perform the same or any part thereof, said party shall be entitled to recover the cost of such work or the cost of so much thereof as it was not legally required to perform under the provisions of this Lease.

    11. Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

    12. The various terms which are defined in Articles of this Lease or are defined in Exhibits annexed hereto shall have the meanings specified in such Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.

    13. Landlord and Tenant each hereby waive any and all claims for consequential damages which one may have against the other for breach of or failure to perform or observe the requirements and obligations created by this Lease.

    14. This Lease shall not be effective or binding on the parties to it until it has been signed by both Landlord and Tenant.

    15. Landlord and Tenant acknowledge that Tenant currently occupies the Initial Premises pursuant to a Letter Agreement dated March 16, 1998 and agree that such letter agreement and any other occupancy agreement or arrangement relating to Tenant's occupancy of the Initial Premises is hereby terminated as of the Commencement Date. Landlord represents and warrants that neither IPL Systems Inc. nor Andataco, Inc. nor any successor thereto, nor any other party has or shall have any rights with respect to any part of the Demised Premises except as set forth in this Lease.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the date first written above.

LANDLORD:                     MAYNARD INDUSTRIAL PROPERTIES
                              ASSOCIATES TRUST, a Massachusetts Nominee Trust



Date: 5/28/98                 By: /s/ Robert D. Quirk
      -------                    --------------------------------------------
                              Name:
                              Title: Trustee, duly authorized


TENANT:                       SEACHANGE INTERNATIONAL, INC.

Date: 5/28/98                 By: /s/ Richard Poulsen
      -------                    --------------------------------------------
                              Name:  RICHARD POULSEN
                              Title: V.P. OPERATIONS

                         Commonwealth of Massachusetts

Middlesex County, SS

At Sudbury, in said County and State, this 29 day of May, 1998, [ILLEGIBLE] Trustee of Maynard Industrial Properties Associates Trust of 124 Acton Street, Maynard, MA 01754, personally appeared before me and acknowledged this Lease by him, signed and sealed to be his free act and deed.

/s/ Sheri Anne Lazaros
----------------------

/s/ Sheri Anne Lazaros
----------------------

My Commission Expires 12/30/99

                         Commonwealth of Massachusetts

Middlesex County, SS

At Maynard, in said County and State, this 28th day of May, 1998, Richard Poulsen, VP Operations, SeaChange International, Inc., of 124 Acton Street, Maynard, MA 0l754, personally appeared before me and acknowledged this Lease by him, signed and sealed to be his free act and deed and that of said corporation.


/s/ BEATRICE C. MOONEY
-----------------------------------

___________________________________
Notary Public

My Commission Expires February 1, 2002

                                   EXHIBIT A

                               SCHEDULE OF SPACE

Period I:  4/1/98 - 6/30198: Initial Demised Premises

           Building No.3, Floor 1    - 12,120 SF*
           Building No.3, Floor 2    -25,974 SF
           Building No.3, Floor 3    - 7,545 SF(a)
                                       -----

           Total Square Feet  -45,639 SF(a) 34.4% Occupancy of the Building
                                           Complex for Additional Rent


           *  Includes 385 SF in Connector Building as loading dock


Period 1A: 7/1/98 - 12/31/98


           Vestibule, Floor 1        -  414 SF (b)

           Building No.3, Floor 1    -25,974 SF (b)
           Building No.3, Floor 2    -25,974 SF
           Building No.3, Floor 3    -25,974 SF
           Connector Building        - 1486 SF (b)
                                       ----
           Total Square Feet         -79,822 SF(c) 47% Occupancy of the Building
                                         Complex for Additional Rent, increasing
                                         to 63%

Period 2:  1/1/99 - 3/31/05:

           Vestibule, Floor 1        - 414 SF (b)
           Building No.3, Floor 1    -25,974 SF (b)
           Building No.3, Floor 2    -25,974 SF
           Building No.3, Floor 3    -25,974 SF
           Connector Building        -1,486 SF (c)
                                      -----
           Total Square Feet         -79,822 SF  63.0% Occupancy of the Building
                                         Complex for Additional Rent

Notes: (a) Includes 2120 SF of undemised space on the third floor for furniture storage, on which no rent shall be due. Accordingly, Tenant's Proportionate Share will be based on 43,519 SF occupancy, or 34.4% subject to increase if Early Space is added pursuant to Article 2.

       (b) The additional portion of the first floor, the additional portion of the third floor, the vestibule and the Connector Building space which includes the loading docks noted on Exhibit A-1 to be added to the Demised Premises are to be referred to as the "First Additional Premises."

       (c) Subject to increase pursuant to the provisions of Section 4.1(b) and
           Article 2 relating to Early Space, (i) until Landlord Work is completed on third floor, no Additional Rent shall be due for 20,549 SF, and accordingly, (ii) Tenant's Proportionate Share will be based initially on 59,273 SF occupancy or 47.0%

                                  EXHIBIT A-1

                         PLAN OF THE DEMISED PREMISES

Period 1:          The amount of space shown on Exhibit A is shown in yellow.

Periods lA and 2:  The amount of space is the addition of yellow and orange.






NOTE: Exhibit A-1 is to include: the loading docks; access routes to first and third floor space during Period 1 and the common area support space.

                                  BUILDING #3

                                  FIRST FLOOR


                        [EVACUATION PLAN APPEARS HERE]

[.] FIRE EXTINGUISHER

                        [EVACUATION PLAN APPEARS HERE]



ATTENTION: IN CASE OF FIRE DO NOT USE ELEVATORS!

[.]FIRE EXTINGUISHERS

                                  BUILDING #3
                                  -----------
                                  THIRD FLOOR



                        [EVACUATION PLAN APPEARS HERE]

                                  BUILDING #2


                        [EVACUATION PLAN APPEARS HERE]



[.]FIRE EXTINGUISHERS

                                  EXHIBIT A-2

              BUILDING COMPLEX SPACE ALLOCATION - PERIOD 1A AND 2

                               Space by Tenant*


                                Periods 1A & 2
                            Square Feet  Percentage
                            -----------  ----------

SeaChange                      79,822      63.0%
Andataco/IPL                   24,673      19.5%
Vacant                         21,189      16.7%
Common Area                       938        .8%

TOTAL                         126,622       100%


                               Space by Building

Building No. 1                                                                      21,189 SF

Building No. 2                                                                      20,763 SF

(Common Area within Bldg. No. 2 - Transformer Room = 146 SF)

Connector Building                                                                   6,334 SF
(Common Area within Connector Bldg. -  Property Management Office = 577 SF)
                                       Telecom Room    = 215 SF)

Building No. 3                                                                      78,336 SF
                                                                                    ------
TOTAL Building Complex Square Feet                                                 126,622 SF


*NOTES:
   1.  During Period 1, Tenant's Proportionate Share shall be 34.4%. (see
       Section 4.1(a) and Exhibit A).

   2. During Period lA, Tenant's Proportionate Share shall be 47% prior to Landlord's completion of Landlord Work, and thereafter shall be 63.0%. (see Section 4.1(b) and Exhibit A).

   3. If a portion, or all, of Building No. 1 is added to the Demised Premises pursuant to Article 32, or if a portion of the First Additional Premises is added to the Demised Premises prior to 7/1/98, Tenant's Proportionate Share shall be increased pro rata.

                                   Exhibit B

                              Landlord's Services


     Under the terms of this Lease, Landlord shall provide for the management of the Property and the delivery of services to the Tenant and other tenants who may, from time to time, occupy portions of the Building. Specifically, Landlord's role is that of: (i) a manager and coordinator of service providers, and (ii) a direct service provider. Except as otherwise provided in the Lease, the cost of these services shall be paid by the Tenant and the other tenants who may, from time to time, occupy portions of the Building. The payment for these services has been provided for in the Lease.

     Landlord shall manage and/or coordinate the delivery of the following sets of services or provide them directly as noted:

     1.  Utilities.
         ---------

         a.  Gas.

             The Property is currently served by Commonwealth Gas. Prior to the Commencement Date, Landlord shall arrange to have the service placed in the name of Landlord except in the case where a tenant desires to have a direct relationship with the service provider and is separately metered for the service.

         b.  Electricity.

             The Property is currently served by Boston Edison. Prior to the Commencement Date, Landlord shall arrange to have the service placed in the name of Landlord except in the case where a tenant desires to have a direct relationship with the service provider and is separately metered for the service.

         c.  Water and Sewer.

             The Property is served by the Town of Maynard. Service is in the name of Landlord.

     2.  Maintenance.
         -----------

         a.  Elevator Maintenance.

             Prior to the Commencement Date, a service agreement shall be put in place with a qualified contractor to provide preventive maintenance services on a monthly basis that will consist of a visual examination of the hydraulic system and pump, controller, governor, piston and any other major operating part of the elevator and lubrication of components. The agreement shall also include a provision for an annual safety test and inspection.

         b.  HVAC Preventive Maintenance.

             A service agreement shall be put in place with a qualified contractor to provide preventive maintenance services four (4) times each year on the Building's HVAC equipment and the HVAC equipment located on the roof of the Connector Building and serving the Demised Premises. Preventive maintenance shall include cleaning, lubricating, inspecting, testing, and adjusting of the HVAC units including filter and belt replacements as needed to facilitate normal operation of the system. Any repairs and/or replacements to the new HVAC units installed on Building No. 3 shall be covered under the warranty. Preventive maintenance and any repairs and/or replacements in subsequent years shall be provided for in the annual Operating Cost budget. In the case where an equipment replacement is required, Landlord shall look to any warranty or guarantee that may be in force before charging Tenant for any such costs.

         c.  Parking Lot Maintenance.

             Landlord, through its Property Manager, shall engage a qualified contractor for maintenance and repair of the Property's parking lots. This maintenance is scheduled to take place every four years and will be performed by September 1, 1998. The maintenance service includes the filling of all cracks and sealing the parking lot with a black rubber sealant. The entire parking lot will then be restriped.

         d.  Daily Maintenance.

             Landlord, through its Property Manager, shall assume the responsibility for minor daily maintenance and repair responsibilities including such items as changing light bulbs including parking lot lights, changing lock sets, making minor repairs to walls or ceilings not requiring specialized equipment, supervising the work of contract vendors in the performance of their agreements, and coordination with public officials and/or inspectors on matter related to the Property.

         e.  Other Repairs and Maintenance: Landlord shall also perform those
             -----------------------------
             repairs, maintenance and the like set forth in 6.5 of the Lease.

     3.  Inspections
         -----------

         a.  Backflow Inspection.

             Landlord, through its Property Manager, shall engage a qualified contractor for an annual inspection and test of the Building's water backflow preventors in accordance with state regulations. Landlord shall provide all necessary test documentation to the Town of Maynard.

         b.  Sewer Pump Inspection.

             There are two sewer pumps located under ground along the side of the Building. These pumps push the sewer waste to the Town of Maynard's main sewer lines. Landlord, through its Property Manager, shall engage a qualified contractor for an annual inspection, test, and servicing of these pumps.

         c.  Fire Extinguisher and Fire Alarm System Inspections.

             Landlord, through its Property Manager, shall engage a qualified contractor for an annual inspection of all fire extinguishers including refill requirements, gasket 0-ring, pull pin, co2 service, conductivity testing and tamper seal charge. Landlord acknowledges that certain fire extinguishers are not currently operational in the first floor of Building No. 3 and agrees to promptly correct the same.

     4.  Operations.
         ----------

         a.  Janitorial Services.

             Landlord, through its Property Manager, shall engage a qualified contractor to provide janitorial services to those tenants desirous of receiving such services. The contract shall provide for the following services: (1) empty all wastepaper baskets and trash barrels including those in the parking lot and change liners as needed; (2) dust furniture, file cabinets, chairs, and bookcases;
             (3) wash fingerprints and dirt on all doors including glass doors;
             (4) vacuum all carpeted areas and dust/clean all baseboards, (5) clean front entrances vacuum mats and carpeted areas, dust lobby and reception furniture, and wash glass in lobby areas inside and outside, (6) sweep, wet mop, and spray buff tile floors, wax or strip and wax all tile floors as required; (7) clean and stock six restrooms (i) sweep and mop floors with a disinfectant cleaner,
             (ii) wash and polish mirrors, shelving and faucets, (iii) scour and disinfect basins, bowls and urinals, (iv) restock paper, soaps and sanitary products, (v) dust all horizontal surfaces, wipe partitions and tiled walls, remove dirt and fingerprints; (8) machine scrub/vacuum carpet in stairways, wash stairway railings and stair runners; (9) wash cafeteria table tops, dust and polish furniture; (10) pick up leaves which gather in the corners of the front entry areas.

         b.  Trash Removal.

             Currently, the trash is removed on a weekly basis by Browning-Ferris Industries (BFI). Landlord, through its Property Manager, shall assume the current contract and administer it. Prior to the expiration of the contract, Landlord shall seek bids from alternative vendors before extending the contract with the current vendor.

         c.  Landscaping.

             Landlord, through its Property Manager, shall engage a qualified contractor to provide landscaping services for the Property. Said services shall consist of: (1) weekly cutting and trimming of all lawn areas with off-site disposal of grass or leaves, (2) pruning, trimming or shaping of trees, shrubs and hedges shall be done twice per growing season, (3) mulching will be done annually; (4) fertilizer and seeding (or overseeding) of lawn areas will be done upon request at rates specified in the contract; and edging and weeding flower beds and edging walkways shall be done as needed.

         d.  Snow Removal.

             Landlord, through its Property Manager, shall engage a qualified contractor to provide snow removal services for all walks, driveways and parking areas based on the following snow fall amounts: (1) for snow projected to amount to 0 to 3 inches - walk ways, door ways, stairs and ramps will be pretreated with calcium chloride prior to snow fall whenever possible. Shoveling of these areas will be done as needed; (2) for snow amounts of 3 or more inches falling during or before regular business hours - plowing and full sanding of main road and parking lot areas will be done as needed, all interior walks will be cleared with a standard size snow blower, main walkways will be cleared with the large 5 ft. wide snow blower. Snow will be removed from such areas prior to the beginning of Tenant's business operations.

         e.  Drain Cleaning.

             Landlord, through its Property Manager, shall engage a qualified contractor to clean all drains on an annual basis. Included in this service is the cleaning of the main sewer lines from within the Building to the manholes located in the roadways.

         f.  Window Cleaning.

             Landlord, through its Property Manager, shall engage a qualified contractor to clean all windows inside and outside on an annual basis.

         g.  Security.

             Landlord shall not be responsible for the security of Tenant's Demised Premises, Tenant's Improvements or Tenant's Personal Property.

     5.  Administrative.
         --------------

         a.  Real Estate Taxes.

             Real Estate Taxes assessed against the Property by the Town of Maynard, Massachusetts are the responsibility of Landlord. Landlord may file for an abatement of taxes or may enter into any other proceeding it may deem appropriate in order to reduce the amount of taxes due. The cost of real estate taxes shall be pro-rated per the Lease. This provision is subject to additional provisions relating to Real Estate Taxes set forth in the Lease.

         b.  Building Insurance.

             Landlord shall procure and keep in full force and effect insurance on the Building as provide for in the Lease. This insurance is for the Building only and in no way is meant to extend to Tenant's Personal Property.

     6.  Tenant Review of Agreements
         ---------------------------

         Prior to selection of any provider of services described in this Exhibit B or under Article 7 of the Lease, or any renewal of any provider's contract, Landlord shall obtain bids from three (3) independent contractors (including, if Tenant elects, one (1) selected by Tenant). All such bids, and contractor qualifications shall be provided to Tenant for its review. Tenant shall have the right to elect to retain the services of independent contractors to perform those services to be provided by Landlord pursuant to Section 6.5 and Exhibit B which are provided to and within the Demised Premises (except for the roof and the HVAC units) and to pay 100 percent of the cost of such services. The Tenant shall have the right to make such election with respect to a particular calendar year by notice to Landlord given on or before November 30 of the prior calendar year.

     7.  Acknowledgment
         --------------

         Landlord hereby acknowledges that all actions described in Sections 1 and 2 above to be taken by it prior to the Commencement Date have been completed by it prior to the execution of this Lease, and that all contractors described in Sections 3 and 4 above have been engaged prior to the execution of this Lease except for the engaging of a parking lot contractor under Section 2(c) and the fire extinguisher replacement under Section 3(c).

                                  EXHIBIT C

                                  SITE PLAN

                                  EXHIBIT C-1

                            PARKING & LOADING PLAN

                          EXHIBIT C-1



                          18 Spaces
               --------------------------------
                          20 Spaces


                          21 Spaces
               --------------------------------
                          21 Spaces


                          22 Spaces
               --------------------------------
                          22 Spaces


                          22 Spaces
               --------------------------------
                          22 Spaces


                          23 Spaces
               --------------------------------
                          23 Spaces


                          23 Spaces
               --------------------------------
                          23 Spaces


                          20 Spaces
               --------------------------------
                          20 Spaces



                          2 Handicap Spaces
                    ----------------------------
1 Loading Dock                                      4 Visitor Spaces
 (Bldg. #1)               124 Acton Street          2 Handicap Spaces



3 Loading Docks           Building Complex
[2 for Bldg. #3]           [not to scale)           7 Visitor Spaces
[1 for Bldg. #2]
                    ----------------------------
                          12 Spaces

                           FIRST AMENDMENT TO LEASE


     Reference is made to that certain Lease (the "Lease") dated May 29, 1998, (the "Date of Execution") and made effective as of April 1, 1998, between Maynard Industrial Property Associates Trust, as Landlord, and SeaChange International, Inc., as Tenant, for the Demised Premises located at 124 Acton Street, Maynard, Massachusetts.


BACKGROUND:
-----------

     Pursuant to the Lease, Landlord agreed, as a material inducement to Tenant's willingness to execute the Lease, that it would pay to the Town of Maynard, or other appropriate entity, amounts due as of the Date of Execution as the Real Estate Tax Arrearage on or before July 7, 1998, and thereafter provide Tenant with the Tax Payment Notice and the Building Permit Notice. The Lease provides that, in the event that Landlord did not timely perform such obligations, the Tenant could terminate the Lease as of January 31, 1999, upon at least one hundred twenty (120) days prior written notice. As of the date hereof, such payments have not been made and notices have not been given by Landlord; however, Landlord has indicated to Tenant its intention and ability to do so on or before October 31, 1998. Accordingly, Landlord has requested, and Tenant has agreed, to extend the deadlines set forth above.

     The Lease is hereby amended as follows:

     1. In Section 3.3, by (a) deleting the date "January 31, 1999" in line 6 and replacing it with the date "March 3, 1999"; (b) deleting the date "July 7, 1998" in line 2 and replacing it with the date "October 31, 1998"; and (c) deleting the date "July 8, 1998" in lines 3 and 4 and replacing it with the date "November 1, 1998."

     2. In Section 6.11, by (a) deleting the date "July 7, 1998" in line 9 and replacing it with the date "October 31, 1998"; (b) deleting the date "July 8, 1998" in line 10 and replacing it with the date "November 1, 1998"; and (c) deleting the date "July 15, 1998" in line 13 and replacing it with the date "November 9, 1998."

     Except as herein amended, the Lease is ratified and affirmed and shall remain in full force and effect. All defined terms shall have the same meaning as in the Lease.


                           [CONTINUED ON NEXT PAGE]

     Executed as a sealed instrument this 28/th/ day of September, 1998.



                                 LANDLORD:



                                 MAYNARD INDUSTRIAL PROPERTIES
                                 ASSOCIATES TRUST, a Massachusetts
                                 Nominee Trust



                                 By: /s/ Robert D. Quirk
                                     -------------------------

                                 Name:  Robert D. Quirk
                                 Title: Trustee duly authorized



                                 TENANT:

                                 SEACHANGE INTERNATIONAL, INC.

                                 By: /s/ Richard Poulsen
                                     -------------------------

                                 Name: Richard Poulsen
                                      ------------------------
                                 Tile: VP Operations
                                      ------------------------

                           SECOND AMENDMENT TO LEASE


     Reference is made to that certain Lease dated May 29, 1998 (the "Date of Execution"), and made effective as of April 1, 1998, between Maynard Industrial Property Associates Trust, as Landlord, and SeaChange International, Inc., as Tenant, for the Demised Premises located at 124 Acton Street, Maynard, Massachusetts, as amended by that certain First Amendment to Lease dated September 28, 1998 executed by Landlord and Tenant (as amended, the "Lease").


BACKGROUND:
-----------

     Pursuant to the Lease, Landlord agreed, as a material inducement to Tenant's willingness to execute the Lease, that it would pay to the Town of Maynard, or other appropriate entity, amounts due as of the Date of Execution as the Real Estate Tax Arrearage on or before October 31, 1998, and thereafter provide Tenant with the Tax Payment Notice and the Building Permit Notice. The Lease provides that, in the event that Landlord did not timely perform such obligations, the Tenant could terminate the Lease as of March 3, 1999, upon at least one hundred twenty (120) days prior written notice. As of the date hereof, such payments have not been made and notices have not been given by Landlord; however, Landlord has indicated to Tenant its intention and ability to do so on or before November 30, 1998. Accordingly, Landlord has requested, and Tenant has agreed, to extend the deadlines set forth above.

     The Lease is hereby amended as follows:

     In Section 3.3, by (a) deleting the date "March 3, 1999" in line 6 and replacing it with the date "April 5, 1999"; (b) deleting the date "October 31, 1998" in line 2 and replacing it with the date "November 30, 1998"; and (c) deleting the date "November 1, 1998" in lines 3 and 4 and replacing it with the date "December 1, 1998."

     In Section 6.11, by (a) deleting the date "October 31, 1998" in line 9 and replacing it with the date "November 30, 1998"; (b) deleting the date "November 1, 1998" in line 10 and replacing it with the date "December 1, 1998"; and (c) deleting the date "November 9, 1998" in line 13 and replacing it with the date "December 9, 1998."

     Except as herein amended, the Lease is ratified and affirmed and shall remain in full force and effect. All defined terms not defined herein shall have the same meaning as in the Lease.

                           [CONTINUED ON NEXT PAGE]

     Executed as a sealed instrument this 10/27 day of October, 1998.



                                   LANDLORD:



                                   MAYNARD INDUSTRIAL PROPERTIES
                                   ASSOCIATES TRUST, a
                                   Massachusetts Nominee Trust



                                   By: /s/ Robert D. Quirk  10/26/98
                                       -----------------------------

                                   Name:  Robert D. Quirk
                                   Title: Trustee duly authorized



                                   TENANT:

                                   SEACHANGE INTERNATIONAL, INC.


                                   By: /s/ Richard Poulsen
                                       -----------------------------

                                   Name: Richard Poulsen
                                       -----------------------------
                                   Tile: VP Operations
                                       -----------------------------


Commonwealth of Massachusetts
County of Middlesex

     Then personally appeared before me the above-named Robert D. Quirk and Richard Poulsen, and acknowledged the foregoing instrument to 10/27/98 free act and deed.

                                              /s/ Stacy Leigh Bennett
                                              -------------------------
                                              Notary Public
                                              My Commission Offices 7/15/2005

                          TENANT ESTOPPEL CERTIFICATE

To: Bay State Federal Savings Bank, its successors and assigns (collectively "Lender")
      ------

     The undersigned hereby certifies and agrees as follows:

     1.   The undersigned is the tenant (the "Tenant") under that certain Lease
                                              ------
by and between Tenant and Maynard Industrial Properties Associates Trust (such party, together with its successors and assigns hereinafter collectively referred to as the "Landlord") dated May 29, 1998 and amended September 28, 1998
                    --------
and as further amended October ___, 1998 (as amended the "Lease") affecting space in the building complex located at 124 Acton Street, Maynard, Massachusetts (the "Building"). A true, correct and complete copy of the Lease
                    --------
and all amendments thereto is attached as Schedule A.

     2.   The Lease commenced on April 1, 1998.

     3. The Lease expires on March 31, 2005. Tenant has no option or other right to extend the term of the Lease beyond March 31, 2008. Tenant has not exercised its right to terminate the Lease pursuant to Article 3, Section 3 and agrees that provided all real estate taxes, water and sewer charges, assessments, penalties, costs and interest thereon are brought current as of November 1, 1998 by payment made by November __, 1998, Tenant will forever waive and cancel said termination right.

     4. Tenant has accepted and is occupying the entire premises demised to it under the Lease (the "Premises") and all improvements to the Premises required
                      --------
by the Lease have been completed by Landlord in accordance with the Lease other than certain work with respect to the parking lot as set forth on Schedule B hereto.

     5. Tenant has not paid rent or additional rent beyond the current month and agrees not to pay rent or additional rent more than one month in advance at any time.

     6. Rent payable in the amount of $21,044.51 per month has been paid through October 31, 1998.

     7. Except as set forth on Schedule B attached hereto, there are no defenses to or offsets against the enforcement of the Lease or any provision thereof by the Landlord.

     8. Tenant has deposited $23,831.73 as a security deposit with Landlord pursuant to the terms of the Lease.

     9. Except as set forth in the Lease, (i) Landlord has not agreed to grant Tenant any free rent or rent rebate or to make any contribution to tenant improvements, and (ii) Landlord has not agreed to reimburse Tenant for or to pay Tenant's rent obligation under any other lease.

     10. Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right to deduct from or offset against future rent payments.

     11. Except as set forth on Schedule B attached hereto, the Lease is in full force and effect without default past applicable cure periods thereunder by Tenant or, to the best knowledge of Tenant, Landlord.

     12. The Lease is the entire agreement between the Landlord and Tenant pertaining to the Premises, except for the letter agreement dated May 28, 1998 relating to brokerage commissions.

     13. The Lease has not been amended, modified or supplemented except as set forth above.

     14. Tenant agrees that no future amendment of the Lease shall be enforceable unless such amendment has been consented to in writing by Lender.

     15. Except as set forth in the Lease, (i) Tenant does not have any purchase option or first refusal right with respect to the Building, and (ii) Tenant does not have any right or option for additional space in the Building.

     Tenant acknowledges that Lender will rely on this Certificate in making a loan or otherwise extending credit to Borrower.


Dated: October 27, 1998                 SEA CHANGE INTERNATIONAL, INC.

                                        By:    /s/ Richard Poulsen
                                              ---------------------------
                                        Name: Richard Poulsen
                                              ---------------------------
                                        Title: V.P. OPERATIONS
                                              ---------------------------

                                NOTICE OF LEASE
                                ---------------

LESSOR: ROBERT D. QUIRK AND BRUCE T. QUIRK, TRUSTEES OF MAYNARD INDUSTRIAL PROPERTIES ASSOCIATES TRUST, U/D/T DATED DECEMBER 10, 1990, RECORDED WITH MSRD, BOOK 21018, PAGE 326

LESSEE:        SeaChange International, Inc., a Delaware corporation

DATE OF
EXECUTION:     May 29, 1998; amended on September 28, 1998 and further amended on October 27, 1998

DESCRIPTION
OF PREMISES:   79,822 rentable square feet of space, consisting of Building No.3 and a portion of the Connector Building, located at 124 Acton
               Street, Maynard, Middlesex County, Massachusetts, on a lot of land described on Schedule A attached hereto.

TERM:          7 years

DATE OF
COMMENCEMENT:  April 1, 1998.

RIGHTS OF
RENEWAL OR
EXTENTION:     One extension term of three (3) years

EXPANSION
RIGHTS: The tenant has a first option to lease space in Building No.1, to be exercised within twelve (12) months from the Date of Commencement. In addition, Landlord is to notify Tenant of available vacant space at 124 Acton Street, Maynard, MA or other nearby buildings.

LESSOR:        /s/ Robert D. Quirk Trustee
               ---------------------------------------------
               Robert D. Quirk, Trustee as aforesaid

LESSEE:

               SeaChange International, Inc.


               By: /s/ Richard Poulsen
                  ------------------------------------------
                  Name:  Richard Poulsen
                  Title: Vice President - Operations

                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, SS.                                                 October 27, 1998

     Then personally appeared the above-named Robert D. Quirk, Trustee of Maynard Industrial Properties Associates Trust, and acknowledged the foregoing instrument to be his free act and deed as Trustee as aforesaid, and that of said Trust, before me,


                                  /s/ Stacy Leisly Bennett
                                  ------------------------------------
                                                       , Notary Public

                                  My Commission Expires: 7/15/2005

                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, SS.                                                 October 27, 1998

     Then personally appeared the above-named Richard Poulsen, Vice President - Operations, of SeaChange International, Inc. and acknowledged the foregoing instrument to be his free act and deed as Vice President of SeaChange International, Inc., and that of said corporation, before me,

                                  /s/ Stacy Leisly Bennett
                                  ------------------------------------
                                                       , Notary Public

                                  My Commission Expires: 7/15/2005

                                   EXHIBIT A



                               LEGAL DESCRIPTION








   NOTE:  LANDLORD TO PROVIDE EXHIBIT A.

                        BAY STATE FEDERAL SAVINGS BANK


                                    - and -


                         SeaChange International, Inc.


                        SUBORDINATION, NON-DISTURBANCE

                           AND ATTORNMENT AGREEMENT



                            Dated:

                            Location:

                            PREPARED BY AND UPON RECORDATION RETURN TO:

                            Sherburne, Powers & Needham, P.C.
                            One Beacon Street
                            Boston, MA 02108
                            Attention:  Philip J. Notopoulos

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of the _____ day of October, 1998, by and between BAY STATE FEDERAL SAVINGS BANK, a United States banking corporation ("Lender") and SeaChange International, Inc. ("Tenant").

                                   RECITALS:

     A. Lender has made a loan to "Landlord" (defined below) in the amount of $3,500,000.00 (the "Loan"). The Loan is evidenced by that certain Promissory Note dated October __, 1998 in the principal amount of the Loan, given by Landlord to Lender (the "Note").

     B. The Loan is secured by that certain Mortgage Security Agreement and Financing Statement (the "Mortgage") dated October __, 1998, given by Landlord to Lender, which encumbers the fee simple estate of Landlord in certain premises described in Exhibit A attached hereto (the "Property"), and which secures the payment of the Note.

     C. Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain lease dated May 29, 1998 as amended September 28, 1998 between Maynard Industrial Properties Associates Trust, as landlord ("Landlord") and Tenant, as tenant (the "Lease"), notice of which is recorded with the Middlesex (S.D.) Registry of Deeds in Book ____, Page ___.

     D. Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

                                  AGREEMENT:

     For good and valuable consideration, Tenant and Lender agree as follows:

     1.   SUBORDINATION. Subject to the provisions of Section 2 and 3 below, the
          -------------
Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Mortgage and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

     2.  NON-DISTURBANCE. If any action or proceeding is commenced by Lender for
         ---------------
the foreclosure of the Mortgage or the sale of the Property or to enforce Lender's rights against Landlord under the Mortgage or the Note or other obligations secured thereby, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not, nor shall any (i) suit, action, or proceeding upon the Mortgage or the Note or other obligation secured thereby, (ii) the foreclosure of the Mortgage, (iii) the enforcement of any rights under the Mortgage, (iv) any other document held by the Lender, (v) any judicial sale or execution or other sale of the Property including the premises leased by the Tenant (the "Demised Premises"), (vi) any deed given in lieu of foreclosure, (vii) the exercise of any other rights given to the Lender by any other documents, (viii) a matter of law, or (ix) any default under the Mortgage or the Note or other obligation secured thereby, result in the termination of the Lease or disturb the Tenant's possession or use of the Demised Premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Mortgage shall be made subject to all rights of Tenant and obligations of Landlord under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default past applicable grace or cure periods under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant's part to be observed or performed.

     3.  ATTORNMENT AND RECOGNITION. If Lender or any other subsequent purchaser
         --------------------------
of the Property shall take possession, collect rent, or become the owner of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Mortgage or otherwise (Lender or such other purchaser being hereinafter referred as "Purchaser"), and the conditions set forth in Section 2(a)-(d) above have been met, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property, possession or collection of rent, shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a "Prior Landlord") to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser's obligations under the Lease to correct any conditions that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate Purchaser's obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by

Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser or (e) bound by any agreement terminating (unless pursuant to a termination right under the Lease) or amending or modifying the rent, term, commencement date or other material term of the Lease, or by any voluntary surrender of the premises demised under the Lease, made without Lender's or Purchaser's prior written consent prior to the time Purchaser succeeded to Landlord's interest. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser's interest in the Property and shall in no event exceed such interest.

     Lender agrees that, in the event of damage or destruction to the Premises by casualty, Lender will not unreasonably withhold its consent to a request by Landlord to advance insurance proceeds for restoration of the Premises provided, however, the following conditions are met:

      (a) Landlord shall not be in default past applicable notice and grace periods under the Note or the Mortgage or any documents securing or given in connection with the Note (the "Loan Documents");

      (b) Tenant shall not be in default under the Lease beyond applicable notice and grace periods;

      (c) The insurance proceeds are in the opinion of Lender sufficient to restore the property or, if the proceeds are not sufficient, Landlord has deposited with Lender the amount of any such insufficiency;

      (d) The Premises may be restored as a matter of right under applicable law and Landlord has secured all permits therefore;

     (e) Tenant shall not be entitled to terminate the Lease on account of said casualty, or if such termination right exists, Tenant has waived the same;

     (f) The insurance proceeds will be held by Lender and will be advanced under Lender's customary construction loan procedures; and

     (g) The damage or destruction does not occur within the last two years of the term of the Lease unless the Lease has been extended.

     Lender acknowledges and agrees that all trade fixtures, equipment and other property owned by the Tenant located or installed in or on the Demised Premises, regardless of the manner or mode of attachment, shall be and remain the property of Tenant and may be removed by Tenant at any time according to the provisions of Articles 9, 16, and 27 of the Lease

     4.   NOTICE TO TENANT. After notice is given to Tenant by Lender that the
          ----------------
Landlord is in default under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

     5.   NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall notify Lender of any
          ----------------------------------
default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default, but in any event such cure shall be effected within 120 days of receipt of said notice. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.

     6.  NOTICES. All notices or other written communications hereunder shall be
         -------
deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to Tenant:  124 Acton Street, Maynard, MA 01754

                    Attention: Vice President, Operations
                    Facsimile No._________________________

     If to Lender:  Bay State Federal Savings Bank
                    1299 Beacon Street
                    Brookline, MA 02148
                    Facsimile No.617-734-5185

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 7, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in Massachusetts. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

        7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and
           ----------------------
inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

        8. GOVERNING LAW. This Agreement shall be deemed to be a contract
           -------------
entered into pursuant to the laws of the Commonwealth of Massachusetts and the United States of America and shall in all respects be governed, construed, applied and enforced in accordance with such laws.

        9. MISCELLANEOUS. This Agreement may not be modified in any manner or
           --------------
terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     Executed under seal as of the date first above written.

TENANT:                                 LENDER:

SEACHANGE INTERNATIONAL, INC.           BAY STATE FEDERAL SAVINGS BANK

By:   /s/ Richard Poulsen               By:     /s/ Phyllis M. Penta
      -----------------------------             -------------------------

Name:  Richard Poulsen                  Name:    Phyllis M. Penta
      -----------------------------             -------------------------

Title: VP OPERATION'S                   Title:   Vice President
       -----------------------------            -------------------------

     The undersigned accepts and agrees to the provisions of Section 4 hereof:


                                        LANDLORD:


                                        /s/ Robert D. Quirk
                                        ------------------------------
                                        Robert D. Quirk, Trustee


                                        ------------------------------
                                                       , Trustee

COMMONWEALTH OF MASSACHUSETTS      )
                                   )ss.
COUNTY OF NORFOLK                  )

                                                 November 18, 1998


     Then personally appeared the above-named Phyllis M. Penta, Vice President,
of                                               ,and acknowledged the foregoing
instrument to be the free act and deed of Bay State Federal Savings Bank, before me,

                                       Notary Public  /s/ Sebastiana Ovesian
                                       My commission expires: 8/2/2002

COMMONWEALTH OF MASSACHUSETTS       )
                                    )ss.
COUNTY OF MIDDLESEX                 )                         10/27/1998

     Then personally appeared the above-named Richard Poulsen, of Sea Change Intl., and acknowledged the foregoing instrument to be his/her free act and deed as of said VP Operations of said Sea Change Intl., before me,

                                        Notary Public  /s/ Stacy Leigh Bennett
                                        My commission expires: 7/15/2005

COMMONWEALTH OF MASSACHUSETTS   )
                                )ss.
COUNTY OF MIDDLESEX             )


                                                                 10/27/1998

     The personally appeared the above-named Robert D. Quirk of Sudbury, MA and acknowledged the foregoing instrument to be his/her free act and deed as Landlord of said Maynard Industrial Park associates, before me,

                                             Notary Public Stacy Leigh Bennett
                                             My commission expires: 7/15/2005

                                   EXHIBIT A

                               Legal Description
                               -----------------

                                     -12-